UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )
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REVLON, INC.
(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

(NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)
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One New York Plaza
New York, NY 10004
April 22, 2020
Dear Stockholders:
I am pleased to cordially invite you to attend Revlon, Inc.’s 2020 Annual Stockholders’ Meeting. The 2020 Annual Meeting will be held at 10:00 a.m., Eastern Time, on Thursday, June 4, 2020, at Revlon’s Research Center at 2121 Route 27, Edison, New Jersey 08818.
The matters to be acted upon at the meeting are described in the accompanying Notice of Annual Stockholders’ Meeting and Proxy Statement, which also includes important information that you will need in order to pre-register for admission to the meeting, if you plan to attend in person.
While stockholders may exercise their right to vote their shares in person at the 2020 Annual Meeting, we recognize that many stockholders may not be able to attend the meeting. Accordingly, we are mailing to our stockholders a Notice of Internet Availability of Proxy Materials (the “Internet Notice”) containing instructions on how stockholders can access the proxy materials over the Internet and vote electronically.
The Internet Notice also contains instructions on how stockholders can receive a paper copy of our proxy materials, including the 2020 Proxy Statement, the 2019 Annual Report and a form of proxy card. Our proxy materials are being furnished to Revlon, Inc. stockholders on or about April 22, 2020.
Whether or not you plan to attend the 2020 Annual Meeting, we encourage you to vote your shares, regardless of the number of shares you hold, by utilizing the voting options available to you as described in the Internet Notice and our 2020 Proxy Statement. This will not restrict your right to attend the 2020 Annual Meeting and vote your shares in person.
Thank you.
Sincerely yours,

President & Chief Executive Officer

NOTICE OF ANNUAL STOCKHOLDERS’ MEETING
You are invited to attend the 2020 Annual Stockholders’ Meeting of Revlon, Inc. (the “Company”) to be held at 10:00 a.m., Eastern Time, on Thursday, June 4, 2020, at Revlon’s Research Center at 2121 Route 27, Edison, New Jersey 08818. While we currently intend to hold our 2020 Annual Meeting in person at this location, we are actively monitoring the coronavirus (COVID-19) pandemic and we are sensitive to the health and travel concerns of our stockholders and the regulations, protocols and other requirements that federal, state and local governments have imposed, or may in the future impose, in response to the COVID-19 pandemic. Accordingly, under these circumstances, we may determine that it is not practicable to hold our 2020 Annual Meeting in person. If so, as soon as practicable (by means of a press release and/or on our website at https://investors.revlon.com/proxy-statements), we will announce alternative arrangements for the 2020 Annual Meeting, which may include holding a virtual meeting solely by means of remote communications at http://www.virtualshareholdermeeting.com/REV2020. If our 2020 Annual Meeting is held in a virtual meeting format at http://www.virtualshareholdermeeting.com/REV2020, you will need to enter your Control Number(s) listed on your Internet Notice or proxy card in order to be admitted to the 2020 Annual Meeting, and you will be able to vote or ask questions by following the instructions available on the meeting website during the 2020 Annual Meeting.
Items of Business:
1.	Election of all 13 director nominees to the Company’s Board of Directors for the coming year;
2.	Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2020;
3.
Non-binding, advisory “say-on-pay” vote of stockholders on the Company’s executive compensation, as disclosed pursuant to Item 402 of Regulation S-K, including as disclosed in this Proxy Statement under “Corporate Governance,” “Executive Compensation,” the compensation tables and accompanying narrative; and

4.	Transaction of other business properly brought before the 2020 Annual Meeting or any adjournment.
Record Date:
Only stockholders of record of Revlon Common Stock at 5:00 p.m., Eastern Time, on April 8, 2020 are entitled to notice of, and to attend and vote at, the 2020 Annual Meeting and at any adjournments of such meeting.

YOUR VOTE IS IMPORTANT TO US.

PLEASE EXERCISE YOUR RIGHT TO VOTE

For at least 10 days prior to the 2020 Annual Meeting, a list of stockholders entitled to vote at the 2020 Annual Meeting will be available for inspection during normal business hours at the offices of the Company’s Secretary at One New York Plaza, 50th Floor, New York, NY 10004, or if we determine that a physical in-person inspection is not practicable, such stockholders list may be made available electronically. Such list also will be available at the 2020 Annual Meeting.
The approximate date on which these proxy materials are first being made available to all stockholders of record entitled to vote at the 2020 Annual Meeting is April 22, 2020.

Important Notice Regarding the Internet Availability of Proxy Materials:
Our Proxy Statement, the Notice of Annual Stockholders’ Meeting and our 2019 Annual Report are available at www.proxyvote.com (where stockholders may also vote their shares over the Internet) and at www.revloninc.com.
Please promptly submit your proxy by Internet, telephone or mail by following the instructions found on your Internet Notice or proxy card. Your proxy can be withdrawn by you at any time before it is voted at the 2020 Annual Meeting.
Please indicate if you plan to attend the 2020 Annual Meeting in person when you vote your proxy. To be admitted to the 2020 Annual Meeting, you will need to present a government-issued form of picture identification, such as a driver’s license or passport.
If your shares are held other than as a stockholder of record (such as beneficially through a brokerage, bank or other nominee account), to be admitted to the 2020 Annual Meeting you will also need to present original documents (not copies) to evidence your ownership of shares of Revlon Common Stock as of the April 8, 2020 record date, such as an original of a legal proxy from your bank or broker or your brokerage account statement demonstrating that you held such shares in your account on the April 8, 2020 record date.
For admission to the 2020 Annual Meeting, you may present an original voting instruction form issued by your bank or broker, demonstrating that you held shares of Revlon Common Stock in your account on the April 8, 2020 record date, if you did not already return such form to your bank or broker.
To expedite the admission registration process at the 2020 Annual Meeting, we encourage stockholders to pre-register by phone by calling Kassi Mettler, Legal Assistant, at (925) 808-5802, Monday through Friday from 9:00 a.m. through 5:00 p.m., Eastern Time, up until 10:00 a.m., Eastern Time, on Wednesday, June 3, 2020 (the day before the 2020 Annual Meeting). Stockholders pre-registering by phone will be admitted to the meeting by presenting a government-issued form of picture identification and, if your shares are held in a brokerage account or by another nominee, original evidence of your stock ownership as of the April 8, 2020 record date.
In order to ensure the safety and security of our 2020 Annual Meeting, packages and bags may be inspected and may have to be checked and, in some cases, may not be permitted. We thank you in advance for your cooperation with these security measures.
Thank you.
By Order of the Board of Directors

Senior Vice President, Deputy General Counsel and Secretary
April 22, 2020
TO ENABLE YOU TO VOTE YOUR SHARES IN ACCORDANCE WITH YOUR WISHES, PLEASE PROMPTLY SUBMIT YOUR VOTE BY INTERNET, TELEPHONE OR MAIL BY FOLLOWING THE INSTRUCTIONS FOUND ON YOUR INTERNET NOTICE, VOTING INSTRUCTION FORM OR PROXY CARD.

2019 AUDIT COMMITTEE PRE-APPROVAL POLICY	ANNEX A

PROXY STATEMENT SUMMARY
This summary highlights information contained in this Proxy Statement. For more information, you should carefully read and consider the entire Proxy Statement, as well as the Company’s 2019 Annual Report, before voting on the matters presented in this Proxy Statement.

2020 Annual Stockholders’ Meeting

Time & Date:	10:00 a.m., Eastern Time, on June 4, 2020
Place:
Revlon Research Center
2121 Route 27, Edison, New Jersey 08818

IMPORTANT NOTE: While we currently intend to hold our 2020 Annual Meeting in person at this location, we are actively monitoring the COVID-19 pandemic and we are sensitive to the health and travel concerns of our stockholders and the regulations, protocols and other requirements that federal, state and local governments have imposed, or may in the future impose, in response to the COVID-19 pandemic. Accordingly, under these circumstances, we may determine that it is not practicable to hold our 2020 Annual Meeting in person. If so, as soon as practicable (by means of a press release and/or on our website at https://investors.revlon.com/proxy-statements), we will announce alternative arrangements for the 2020 Annual Meeting, which may include holding a virtual meeting solely by means of remote communications at http://www.virtualshareholdermeeting.com/REV2020. If our 2020 Annual Meeting is held in a virtual meeting format at http://www.virtualshareholdermeeting.com/REV2020, you will need to enter your Control Number(s) listed on your Internet Notice or proxy card in order to be admitted to the 2020 Annual Meeting, and you will be able to vote or ask questions by following the instructions available on the meeting website during the 2020 Annual Meeting.

Record Date:	April 8, 2020
Voting:	Each share of Revlon Common Stock is entitled to one vote
Admission:
Stockholders of record on the Record Date may attend the 2020 Annual Meeting upon presentation of appropriate admission materials; pre-registration is encouraged; see the “Questions and Answers About the Annual Meeting and Voting” section of this 2020 Proxy Statement for more information

Meeting Agenda:	1.	Election of Directors
	2.	Ratification of the Audit Committee’s selection of KPMG LLP as the Company’s independent registered public accounting firm for 2020
	3.	Non-binding, advisory “say-on-pay” vote of stockholders on the Company’s executive compensation
	4.	Transact such other business that may properly be brought before the meeting
Voting Matters

Item		Board Vote Recommendation

1.	Election of Directors	FOR each Director nominee
2.	Ratification of the Audit Committee’s selection of KPMG LLP as the Company’s independent registered public accounting firm for 2020	FOR
3.	Non-binding, advisory “say-on-pay” vote of stockholders on the Company’s executive compensation	FOR
S-i

Board Nominees
The following table provides summary information about each Director nominee. Each Director is elected annually by a plurality of the votes cast by the Company’s stockholders.

Name	Revlon Director Since	Independent

Ronald O. Perelman (Chairman)	1992
Ambassador Nicole Avant	2019	✔
E. Scott Beattie	2016
Alan Bernikow	2003	✔
Kristin Dolan	2017	✔
Mitra Hormozi	2019
Ceci Kurzman	2013	✔
Victor Nichols	2019
Debra Perelman	2015
Paul Savas	2016
Barry F. Schwartz	2007	✔
Jonathan Schwartz	2017	✔
Cristiana Falcone Sorrell	2014	✔
S-ii

PROXY STATEMENT
ANNUAL STOCKHOLDERS’ MEETING
TO BE HELD ON JUNE 4, 2020
This Proxy Statement is furnished on or about April 22, 2020 by the Board of Directors (the “Board of Directors” or the “Board”) of Revlon, Inc. (the “Company” or “Revlon”) in connection with the solicitation of proxies to be voted at the Company’s 2020 Annual Stockholders’ Meeting (the “2020 Annual Meeting”).
Solicitation and Voting of Proxies; Revocation
All proxies properly submitted to the Company will be voted on all matters presented at the 2020 Annual Meeting in accordance with the instructions given by the person executing or electronically submitting the proxy. In the absence of instructions, such proxies will be voted:
(1)	FOR the election to the Board of Directors of each of the director nominees identified in this Proxy Statement;
(2)	FOR the ratification of the Audit Committee’s selection of KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm for 2020; and
(3)	FOR the non-binding, advisory approval of the Company’s executive compensation (“say-on-pay”).
The Company has no knowledge of any other matters to be brought before the meeting. The deadline for receipt by the Company of stockholder proposals for inclusion in the proxy materials for presentation at the 2020 Annual Meeting was December 25, 2019. The Company did not receive any stockholder proposals required to be included in these proxy materials.
Pursuant to the Company’s By-laws, in order for stockholders to properly bring any business before the 2020 Annual Meeting that is not otherwise set forth in this proxy statement, notice of such business must have been received by the Company between March 8, 2020 and April 7, 2020 and not subsequently withdrawn. Such notices must have included, among other things: (i) information regarding the proposed business to be brought before the meeting; (ii) the identity of the stockholder proposing the business; and (iii) the class of the Company’s shares which are owned beneficially or of record by such stockholder. The Company did not receive notification of any such matters. As a general matter, if any matters are properly presented before the 2020 Annual Meeting for action, in the absence of other instructions, it is intended that the persons named by the Company and acting as proxies will vote in accordance with their discretion on such matters.
The submission of a signed or validly submitted electronic proxy will not affect a stockholder’s right to change such vote, attend and/or vote in person at the 2020 Annual Meeting. Stockholders who execute a proxy or validly submit an electronic vote may revoke it at any time before it is voted at the 2020 Annual Meeting. Such revocations may be made by: (i) filing a written revocation or written notice of change, as the case may be, with the Company’s Secretary at One New York Plaza, 50th Floor, New York, NY 10004, Attention: Michael T. Sheehan and via email at michael.sheehan@revlon.com, which must be received before the original proxy is voted at the 2020 Annual Meeting; (ii) executing and delivering a proxy bearing a later date to the Company’s Secretary, which must be received before the original proxy is voted at the 2020 Annual Meeting; or (iii) attending the 2020 Annual Meeting and voting in person.
To revoke a proxy previously submitted electronically through the Internet or by telephone, you may simply vote again at a later date, using either of those procedures, or submit a properly completed original proxy reflecting your changed vote. In such case, the later submitted vote will be recorded and the earlier vote revoked.
Record Date
Only holders of record of shares of the Company’s Class A common stock, par value $0.01 per share (“Revlon Common Stock”), at 5:00 p.m., Eastern Time, on April 8, 2020 (the “Record Date”) will be entitled to notice of and to vote at the 2020 Annual Meeting or any adjournments. Stockholders will be entitled to vote the number of shares of Revlon Common Stock held by them on the Record Date.
On the Record Date, there were issued and outstanding 53,305,504 shares of Revlon Common Stock, each of which is entitled to one vote. Such shares represent all of the Company’s issued and outstanding shares of voting capital stock as of such date.

As of the Record Date, MacAndrews & Forbes Incorporated (together with certain of its affiliates (other than the Company and its subsidiaries), “MacAndrews & Forbes” or “M&F”) beneficially owned 46,223,321 shares of Revlon Common Stock, representing approximately 86.7% of the voting power of such stock. MacAndrews & Forbes is beneficially owned by Ronald O. Perelman. Mr. Perelman is Chairman of the Board of Directors of Revlon and of Revlon Consumer Products Corporation, the Company’s wholly-owned operating subsidiary (“Products Corporation”).
Quorum and Voting Rights
The presence in person or by duly submitted proxy of the holders of a majority of the total number of votes of Revlon Common Stock entitled to vote at the 2020 Annual Meeting is necessary to constitute a quorum to transact business at the meeting.
Abstentions will be included in the calculation of the number of shares present at the 2020 Annual Meeting for the purposes of determining a quorum.
Under applicable NYSE rules, “broker non-votes” will also be included in the calculation of the number of shares present at the 2020 Annual Meeting for the purposes of determining a quorum, as there is at least one “routine” matter for consideration at the 2020 Annual Meeting. “Broker non-votes” are shares held by a broker, trustee or nominee that are not voted because the broker, trustee or nominee does not have discretionary voting power on a particular proposal and did not receive voting instructions from the beneficial owner of the shares. Proposal No. 2 (Ratification of the Audit Committee’s selection of KPMG as the Company’s independent registered public accounting firm for 2020) constitutes a “routine” matter under applicable NYSE rules. Accordingly, “broker non-votes” will be included in the calculation of the number of shares present at the 2020 Annual Meeting for the purposes of determining a quorum.
Brokers will not be allowed to vote shares as to which they have not received voting instructions from the beneficial owner with respect to Proposal No. 1 (Election of Directors) and Proposal No. 3 (“say-on-pay”), as each of such proposals is considered a “non-routine” matter under applicable NYSE rules.
For shares as to which brokers have not received voting instructions from the beneficial owner, brokers will be able to vote on Proposal No. 2 (Ratification of the Audit Committee’s selection of KPMG as the Company’s independent registered public accounting firm for 2020), as it is considered a “routine” matter under applicable NYSE rules for which brokers have discretionary voting power.
MacAndrews & Forbes has informed the Company that it will duly submit proxies:
(1)	FOR the election to the Board of Directors of each of the director nominees identified in this Proxy Statement;
(2)	FOR the ratification of the Audit Committee’s selection of KPMG as the Company’s independent registered public accounting firm for 2020; and
(3)	FOR the non-binding, advisory approval of the Company’s executive compensation (“say-on-pay”).
Accordingly, upon MacAndrews & Forbes’ vote, there will be a quorum for the 2020 Annual Meeting. MacAndrews & Forbes’ vote will also be sufficient, without the concurring vote of any of the Company’s other stockholders, to approve and adopt Proposals Nos. 1, 2 and 3.
If shares of Revlon Common Stock are held as of the Record Date for the account of participants under the Revlon Employees’ Savings, Investment and Profit Sharing Plan (the “401(k) Plan”), the 401(k) Plan trustee will vote those shares pursuant to the instructions given by the 401(k) Plan participants on their respective voting instruction forms. If the 401(k) Plan trustee does not otherwise receive voting instructions for shares held on account of a 401(k) Plan participant, the 401(k) Plan trustee, in accordance with the 401(k) Plan trust agreement, will vote any such unvoted shares in the same proportion as it votes those shares allocated to 401(k) Plan participants’ accounts for which voting instructions were received by the trustee. 401(k) Plan participants must cast their votes in accordance with the instructions provided in the proxy materials so that they are received by the 401(k) Plan trustee by 11:59 p.m., Eastern Time, on May 29, 2020 to allow the 401(k) Plan trustee time to receive such voting instructions and vote on behalf of 401(k) Plan participants. Voting instructions received from 401(k) Plan participants after this deadline, under any method, will not be considered timely and will be voted by the 401(k) Plan trustee at the 2020 Annual Meeting in the manner described above.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS
The directors nominated for election by the Board of Directors will be elected at the 2020 Annual Meeting to serve until the Company’s next annual stockholders’ meeting.
Vote Required and Board of Directors’ Recommendation (Proposal No. 1)
The election to the Board of Directors of each of the director nominees identified in this Proxy Statement requires the affirmative vote of a plurality of the votes cast by the holders of Revlon Common Stock present in person or represented by proxy at the 2020 Annual Meeting and entitled to vote. You may choose to have your vote WITHHELD with respect to one or more of the nominees. If you withhold your vote with respect to any nominee, your vote will have no effect on the election of such nominee. With respect to Proposal No. 1, unless such proxies are revoked, all proxies properly submitted to the Company will be voted in accordance with the instructions given by the person submitting such proxy. In the absence of such instructions, such proxies will be voted FOR the election of each director nominee in this Proxy Statement. Brokers do not have the ability to vote on Proposal No. 1 (Election of Directors) absent instructions from the beneficial owner of the shares, as this is a “non-routine” proposal.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF EACH OF THE DIRECTOR NOMINEES IDENTIFIED BELOW TO THE BOARD OF DIRECTORS.
Nominees for Election as Directors
Below are the name, age (as of December 31, 2019) and biographical information of each of the director nominees and a summary of the respective nominees’ skills and qualifications to serve on the Company’s Board of Directors.

Ronald O. Perelman
Age: 76
Skills and Qualifications:
• Extensive business and financial experience (including
 managing diverse businesses within the MacAndrews
 & Forbes group of companies)
• Public company board experience
• Knowledge of the Company and long-standing service
 as a Company Director
• Position as the Company’s controlling beneficial
 stockholder
Committees: • None
Director Since: 1992	Public Company Directorships Held During the Past 5 Years: • Revlon, Inc. (1992 – present) • Revlon Consumer Products Corporation (1992 – present) • Scientific Games Corporation (2003 – present)

Mr. Perelman has been Chairman of the Board of Directors of the Company and of Products Corporation since June 1998 and a Director of the Company and of Products Corporation since their respective formations in 1992. Mr. Perelman has been Chairman of the Board and Chief Executive Officer of MacAndrews & Forbes, a company that acquires and manages a diversified portfolio of private and public companies, and certain of its affiliates since 1980. Mr. Perelman has also served as Chairman of the Board of Directors of Scientific Games Corporation (“Scientific Games”) since November 2013.

Ambassador Nicole Avant
Age: 51
Skills and Qualifications:
• Extensive governmental and public service experience • Involvement in diverse philanthropic, academic, charitable and political causes
• Knowledge of the Company and on-going service as a
 Company Director
Committees: • None
Director Since: April 2019	Public Company Directorships Held During the Past 5 Years: • Revlon, Inc. (April 2019 – present)
Ambassador Avant has been a Director of the Company since April 2019. Ambassador Avant served as U.S. Ambassador to The Bahamas from 2009 to 2011.

E. Scott Beattie
Age: 61
Skills and Qualifications:
• Senior executive experience
• Public company board experience
• Familiarity with Elizabeth Arden and long-standing
 service as the former CEO of Elizabeth Arden
• Knowledge of the Company and on-going service as a
 Company Director
Committees: • None
Director Since: 2016	Public Company Directorships Held During the Past 5 Years: • Revlon, Inc. (2016 – present) • Elizabeth Arden, Inc. (1995 – 2016)

Mr. Beattie has been a Director of the Company since November 2016 and currently serves as a non-executive Vice Chairman of the Company’s Board of Directors. Mr. Beattie has also served as a non-employee senior advisor to the Company’s Chief Executive Officer. Previously, Mr. Beattie served as Chairman of Elizabeth Arden, Inc.’s (“Elizabeth Arden”) Board of Directors from April 2000 until its acquisition by the Company in September 2016 and as a member of its Board of Directors from January 1995 until September 2016. From March 1998 until September 2016, he also served as Elizabeth Arden’s President and Chief Executive Officer. Mr. Beattie previously served in other positions with Elizabeth Arden, including as its Chief Operating Officer and Vice Chairman of its Board of Directors. Since 2019, Mr. Beattie has also served on the Boards of Directors of Rexair, LLC. and Boost.ai.

Alan Bernikow
Age: 79
Skills and Qualifications:
• Senior executive and business experience
• Extensive accounting experience and financial
 expertise, including 26 years of service at Deloitte &
 Touche LLP and its predecessors
• Public company board and audit committee
 experience
• Knowledge of the Company and long-standing service
 as a Company Director
Committees: • Audit (Chairman) • Compensation (Chairman)
Director Since: 2003
Public Company Directorships Held During the
Past 5 Years:
• Revlon, Inc. (2003 – present)
• Revlon Consumer Products Corporation
 (2003 – present)
• Mack-Cali Realty Corporation (2004 –
 present)
• UBS Funds (2005 – present)
• FCB Financial Holdings, Inc. (2010 –
 January 2019)
• Destination XL Group, Inc. (2003 – 2017)

Mr. Bernikow has been a Director of the Company and of Products Corporation since September 2003 and serves as Chairman of the Company’s Audit Committee and as Chairman of the Company’s Compensation Committee. From 1998 until his retirement in May 2003, Mr. Bernikow served as the Deputy Chief Executive Officer of Deloitte & Touche LLP (“D&T”). Prior to that, Mr. Bernikow held various senior executive positions at D&T and its predecessor, Touche Ross, which he joined in 1977. Prior to that, Mr. Bernikow was the National Administrative Partner in Charge for the accounting firm, J.K. Lasser & Company, which he joined in 1966. Since 2004, Mr. Bernikow has served as a member of the Board of Directors and as Chairman of the Audit Committee of Mack-Cali Realty Corporation (“Mack-Cali”), and since 2014 has served as its Lead Independent Director. Mr. Bernikow is also a director or trustee and serves as Chairman of the audit committees of certain funds (the “UBS Funds”) for which UBS Global Asset Management (US) Inc., a wholly-owned subsidiary of UBS AG, or one of its affiliates serves as investment advisor, sub-advisor or manager. From 2003 until March 2017, Mr. Bernikow served as a member of the Board of Directors and as a member of the Nominating and Corporate Governance Committee of Destination XL Group, Inc. Mr. Bernikow also served as the Chairman of the Audit Committee, and as a member of the Nominating and Governance Committee, the Compensation Committee and the Asset/Liability Committee of FCB Financial Holdings, Inc. from 2010 until its merger into Synovus Financial Corporation in January 2019.

Kristin Dolan
Age: 53	Skills and Qualifications: • Extensive business and senior executive experience • Public company board experience • Knowledge of the Company and on-going service as a Company Director	Committees: • None
Director Since: 2017
Public Company Directorships Held During the
Past 5 Years:
• Revlon, Inc. (2017 – present)
• MSG Networks, Inc. (2010 – 2015; and
 April 2018 – present)
• AMC Networks Inc. (2011 – present)
• The Madison Square Garden Company
 (2015 – present)
• The Wendy’s Company (2017 – present)
• Cablevision Systems Corporation (2010 –
 2016)

Ms. Dolan has served as a Director of the Company since May 2017. She also has served since November 2016 as Founder and Chief Executive Officer of 605, LLC, as well as Founder and Managing Partner of Dolan Family Ventures. Prior to that, Ms. Dolan held several executive roles at Cablevision Systems Corporation, including as Chief Operating Officer from 2014 until its sale in 2016; President of Optimum Services from 2013 until 2014; Senior Executive Vice President of Product Management and Marketing from 2011 until 2013; and Senior Vice President from 2003 until 2011. Ms. Dolan has served as a member of the Board of Directors of The Madison Square Garden Company since 2015; AMC Networks Inc. since 2011; The Wendy’s Company since July 2017; and MSG Networks, Inc. from 2010 to 2015, and recommencing in April 2018. From 2010 until its sale in 2016, Ms. Dolan served as a member of the Board of Directors of Cablevision Systems Corporation. Ms. Dolan previously served on the Foundation Board for SUNY Albany and the National Board for Women in Cable & Telecommunications.

Mitra Hormozi
Age: 50
Skills and Qualifications:
• Senior executive and business experience
• Public company board experience
• Knowledge of the Company and long-standing service
 as the former Executive Vice President and General
 Counsel of the Company
• On-going service as a Company Director
Committees: • None
Director Since: 2019	Public Company Directorships Held During the Past 5 Years: • Revlon, Inc. (2019 – present) • Athene Holding Ltd. (including one or more of its U.S. subsidiaries) (2018- present)

Ms. Hormozi has been a Director of the Company since November 2019. Ms. Hormozi previously served as the Company’s Executive Vice President and General Counsel from April 2015 to July 2019, responsible for overseeing the Company’s worldwide legal affairs. Ms. Hormozi also acted as the Company’s Interim Chief Human Resources Officer from October 2018 to February 2019. Prior to joining the Company in April 2015, Ms. Hormozi was a litigation partner at two major law firms from 2011 to 2015 and previously served as Deputy Chief of Staff to then New York State Attorney General, Andrew Cuomo. Ms. Hormozi also served as an Assistant United States Attorney prosecuting high-profile complex racketeering cases in the Eastern District of New York. Since December 2018, Ms. Hormozi has served as a director of Athene Holding Ltd. (including one or more of its U.S. subsidiaries), which is a NYSE-listed company that offers and reinsures retirement savings products. With her background, Ms. Hormozi has extensive experience in both the public and private sectors of the legal field, as well as senior executive and business experience, governmental experience, public company board experience, combined with in-depth knowledge of the Company. Ms. Hormozi also currently sits on the Board of New York University School of Law’s Program on Corporate Compliance and Enforcement. Ms. Hormozi received a Bachelor of Arts in history from the University of Michigan and a Juris Doctor from the New York University School of Law.

Ceci Kurzman
Age: 49
Skills and Qualifications:
• Senior executive experience in talent representation
 and talent-related brand-to-brand business
 development strategies
• Marketing experience
• Knowledge of the Company and long-standing service
 as a Company Director
Committees: • Audit • Compensation
Director Since: 2013	Public Company Directorships Held During the Past 5 Years: • Revlon, Inc. (2013 – present) • Revlon Consumer Products Corporation (2019 – present)

Ms. Kurzman has been a Company Director since February 2013 and a Director of Products Corporation since June 2019, and serves as a member of the Company’s Audit Committee and Compensation Committee. Ms. Kurzman serves as President of Nexus Management Group, Inc. (“Nexus”), a talent representation, consulting and private investing group focused on 360-degree marketing and asset-building strategies, which she founded in 2004. Prior to founding Nexus, Ms. Kurzman joined Epic/Sony Music in 1997 as Vice President of Worldwide Marketing and held positions of increasing responsibility there until 2004. From 1992 to 1997, Ms. Kurzman held positions of increasing responsibility at Arista Records, including serving as Director of Artist Development. Ms. Kurzman also serves as a member of the Board of Directors of Spring Studios, Choate Rosemary Hall, Medecins du Monde, the Barefoot Foundation and Cirque du Soleil Entertainment Group. Ms. Kurzman also serves on the Boards of Directors of Migreat Ltd., Tortoise Media Ltd., the Women’s Forum of New York and Man Group plc, a company listed and traded on the London Stock Exchange.

Victor Nichols
Age: 63	Skills and Qualifications: • Extensive business and senior executive experience • Public company board experience • Knowledge of the Company and on-going service as a Company Director	Committees: • None
Director Since: 2019
Public Company Directorships Held During the
Past 5 Years:
• Revlon, Inc. (2019 – present)
• Bank of Hawaii Corporation (2014 –
 present)
• Zovio Inc. (formerly known as Bridgepoint
 Education, Inc.) (2014 – present)

Mr. Nichols has been a Director of the Company since June 2019 and has served as an independent advisor of Vericast (formerly known as Harland Clarke Holdings Corp.) (“Vericast”) since June 2019. Vericast is a premier marketing solutions company that influences consumer purchasing and transaction behavior at scale and is a wholly-owned subsidiary of MacAndrews & Forbes. Mr. Nichols has served as a member of the Board of Directors of Vericast since January 2017, served as its Chief Executive Officer from January 2017 until December 2018 and served as its Chairman from January 2019 until June 2019. Mr. Nichols served as Chief Executive Officer of Valassis Communications, Inc., a wholly-owned subsidiary of Vericast, from April 2015 through December 2016. He served as Chief Executive Officer for North America at Experian plc from January 2010 through March 2014, as well as Managing Director for the U.K. and EMEA at Experian plc from February 2008 until January 2010. Prior to that, Mr. Nichols served as Chief Information Officer for Wells Fargo & Company, as Chief Executive Officer of Vicor, Inc., as President of Safeguard Business Systems Inc., as well as having served in various senior leadership positions at Bank of America Corporation.

Debra Perelman
Age: 46	Skills and Qualifications: • Senior executive and business experience • Public company board experience • Knowledge of the Company, both as an executive and as a Company Director	Committees: • None
Director Since: 2015		Public Company Directorships Held During the Past 5 Years: • Revlon, Inc. (2015 – present) • Revlon Consumer Products Corporation (May 2018 – present) • Scientific Games Corporation (2014 – 2015)

Ms. Perelman has served as the Company’s President and Chief Executive Officer since May 2018, as a Director of the Company since June 2015 and as a Director of Products Corporation since May 2018. Ms. Perelman served as a member of the Company’s Compensation Committee until January 2018. Ms. Perelman served as the Company’s Chief Operating Officer from January 2018 until May 2018. She also served as the Company’s Executive Vice President, Strategy, Digital Content and New Business Development from December 2017 until January 2018 under a secondment arrangement with MacAndrews & Forbes. From 2014 until December 2017, Ms. Perelman also served as Executive Vice President, Strategy and New Business Development of MacAndrews & Forbes, a company that acquires and manages a diversified portfolio of private and public companies. Ms. Perelman joined MacAndrews & Forbes in 2004 as Vice President. Prior to joining MacAndrews & Forbes, Ms. Perelman held various positions at the Company in corporate finance and brand marketing. Ms. Perelman also serves as a founding member and Vice Chairman of the Child Mind Institute, a member of the President’s Advisory Council at Princeton University, a member of the Board of Overseers at Columbia Business School and as a trustee of the NYU Langone Medical Center. From 2014 until 2015, Ms. Perelman served as a member of the Board of Directors of Scientific Games.

Paul Savas
Age: 56
Skills and Qualifications:
• Senior executive and business experience
• Extensive financial and capital markets experience
• Public company board experience
• Knowledge of the Company and on-going service as a
 Company Director
Committees: • Compensation
Director Since: 2016
Public Company Directorships Held During the
Past 5 Years:
• Revlon, Inc. (2016 – present)
• SIGA Technologies, Inc. (2004 – present)
• Vericast (2006 – present)
• vTv Therapeutics Inc. (2015 – present)

Mr. Savas has been a Director of the Company since June 2016 and has served as a member of the Company’s Compensation Committee since November 2018. Mr. Savas has also served as Executive Vice President and Chief Financial Officer of MacAndrews & Forbes since 2007 and as Executive Vice President and Chief Financial Officer of M&F Worldwide Corp. since 2006. Mr. Savas previously served as Director of Corporate Finance, and in various positions of increasing responsibility, at MacAndrews & Forbes since 1994. Mr. Savas has served as a member of the Board of Directors and on the Compensation Committee of SIGA Technologies, Inc. since 2004, and served on its Audit Committee from 2004 to 2018. Mr. Savas has also served as a member of the Board of Directors of Vericast (formerly known as Harland Clarke Holdings Corp., which ceased to be a publicly traded company in February 2014) since 2006 and as a member of the Board of Directors and as Chairperson of the Compensation Committee of vTv Therapeutics Inc. since 2015.

Barry F. Schwartz
Age: 70
Skills and Qualifications:
• Senior executive and business experience
• Extensive legal experience
• Public company board experience
• Knowledge of the Company and long-standing service
 as a Company Director
Committees: • None
Director Since: 2007
Public Company Directorships Held During the
Past 5 Years:
• Revlon, Inc. (2007 – present)
• Revlon Consumer Products Corporation
 (2004 – present)
• Scientific Games Corporation (2003 –
 present)
• Gaming and Leisure Properties, Inc.
 (2017 – present)

Mr. Schwartz has been a Director of the Company since November 2007 and a Director of Products Corporation since March 2004. Mr. Schwartz has served as Emeritus Vice Chairman of MacAndrews & Forbes since July 2019 and prior to that as Vice Chairman of MacAndrews & Forbes and various affiliates since December 2015. Mr. Schwartz was Executive Vice Chairman of MacAndrews & Forbes and various affiliates from October 2007 to December 2015. Prior to that, Mr. Schwartz was Executive Vice President and General Counsel of MacAndrews & Forbes and various affiliates since 1993 and Senior Vice President of MacAndrews & Forbes and various affiliates from 1989 to 1993. Mr. Schwartz is Vice Chairman and a member of the Board of Trustees of The City University of New York. He is Trustee Emeritus and former Chairman of the Board of Trustees at Kenyon College and formerly a member of Georgetown University Law Center Board of Visitors. Mr. Schwartz is a member of the Board of Directors of NYU Langone Medical Center, Jazz at Lincoln Center and The Ronald O. Perelman Center for Performing Arts at the World Trade Center. Mr. Schwartz has served as a member of the Board of Directors of Scientific Games since 2003, for which he also currently serves as a member of the Compliance Committee and Compensation Committee and served as a member of its Executive and Finance Committee until April 2019. Mr. Schwartz has also served as a member of the Board of Directors of Gaming and Leisure Properties, Inc. since May 2017, for which he also currently serves as a member of its Audit and Compliance Committee. From 2005 to 2014, Mr. Schwartz served as a member of the Board of Directors of Harland Clarke Holdings Corp. (now known as Vericast).

Jonathan Schwartz
Age: 58	Skills and Qualifications: • Senior executive and business experience • Extensive legal and governmental experience • Knowledge of the Company and on-going service as a Company Director	Committees: • Audit
Director Since: 2017		Public Company Directorships Held During the Past 5 Years: • Revlon, Inc. (2017 – present) • Revlon Consumer Products Corporation (2019 – present)

Mr. Schwartz has been a Director of the Company since May 2017 and a Director of Products Corporation since June 2019. He has served as the Chief Legal and Corporate Affairs Officer of Univision Communications Inc. (“Univision”) since May 2016. Prior to that, Mr. Schwartz served as Executive Vice President, General Counsel & Head of Government Relations and Secretary for Univision from December 2012 until May 2016. Prior to joining Univision, Mr. Schwartz served as Managing Director and General Counsel for JPMorgan’s Investment Banking division from 2010 until 2012. Previously, Mr. Schwartz was Executive Vice President and General Counsel at Cablevision Systems Corporation from 2003 until 2009. Mr. Schwartz served as Senior Vice President and Deputy General Counsel of AOL Time Warner Inc. from 2002 until 2003, and as General Counsel of Napster, Inc. from 2001 until 2002. From 1995 to 2001, Mr. Schwartz served in various roles in the Office of the Deputy Attorney General at the U.S. Department of Justice in Washington D.C., including as Principal Associate Deputy Attorney General. Prior to that, Mr. Schwartz served as a federal prosecutor in the U.S. Attorney’s Office for the Southern District of New York and as a law clerk to Judge Harry T. Edwards on the U.S. Court of Appeals for the D.C. Circuit and to Associate Justice Thurgood Marshall on the U.S. Supreme Court. Mr. Schwartz is a member of the Council on Foreign Relations, the Dean’s Advisory Council at Stanford Law School, and the University of Pennsylvania’s Athletics Board of Overseers.

Cristiana Falcone Sorrell
Age: 46	Skills and Qualifications: • Senior executive and marketing experience • Public company board experience • Knowledge of the Company and long-standing service as a Company Director	Committees: • None
Director Since: 2014		Public Company Directorships Held During the Past 5 Years: • Revlon, Inc. (2014 – present) • Viacom, Inc. (2013 – 2019)

Ms. Falcone Sorrell has served as a Director of the Company since March 2014. Since January 2020, Ms. Falcone Sorrell has served as a strategic adviser and philanthropist investor to a range of companies. From 2018 to 2019 she served as Principal Adviser, Media Affairs at the World Economic Forum (“WEF”), having previously served as Senior Adviser to the Chairman at the WEF, a position she held since 2009, and since 2015 as CEO of the JMCMRJ Sorrell Foundation. Since 2013 and until Viacom, Inc. merged with CBS Corporation in December 2019 to form ViacomCBS, Inc., Ms. Falcone Sorrell served as a member of the Board of Directors of Viacom and served as a member of its Governance and Nominating Committee from 2016 until such merger. Ms. Falcone Sorrell formerly served as Principal Consultant for the Office of Outreach and Partnership for the Inter-American Development Bank from 2011 to 2015. Prior to joining the WEF in 2004, Ms. Falcone Sorrell held positions at the International Labor Organization from 2002 to 2004 and Shell London Ltd. from 2001 to 2002. Ms. Falcone serves on the Boards of Directors of Internews and the Global Fashion Agenda, the Board of Advisors for the Friedman School of Nutrition Science and Policy at Tufts University and as a member of the Board of Trustees at the Paley Center for Media.

CORPORATE GOVERNANCE
Board of Directors and its Committees
Board Size and Committees
The Board currently consists of 13 directors. Following the 2020 Annual Meeting, and assuming all director nominees named in Proposal No. 1 (Election of Directors) are elected, the Board will consist of 13 directors. The Board of Directors currently has 2 standing committees: (i) the Audit Committee; and (ii) the Compensation Committee.
“Controlled Company” Exemption
The Company is a “controlled company” (i.e., one in which more than 50% of the voting power for the election of directors is held by an individual, a group or another company) within the meaning of NYSE rules. Accordingly, the Company is not required to have a majority of independent directors, a nominating and corporate governance committee or a compensation committee (each of which committees, under the NYSE’s rules, would otherwise be required to be comprised entirely of independent directors). The Company currently avails itself of the NYSE’s “controlled-company” exemption from the requirement to have a fully independent compensation committee and the requirement to have a nominating and corporate governance committee, and has from time to time not maintained a majority of independent directors.
The Board has determined that the following director nominees qualify as independent directors under Section 303A.02 of the NYSE Listed Company Manual and under the Revlon, Inc. Board Guidelines for Assessing Director Independence (the “Independence Guidelines”): Ambassador Nicole Avant, Alan Bernikow, Kristin Dolan, Ceci Kurzman, Barry Schwartz, Jonathan Schwartz and Cristiana Falcone Sorrell, representing a majority of the members of the Board of Directors. The Independence Guidelines are available at www.revloninc.com under the heading “Investors - Corporate Governance”.
Even though as a “controlled company,” the Company is not required to have a Compensation Committee comprised entirely of independent directors, the Board does maintain the Compensation Committee, which is currently comprised of Messrs. Bernikow (Chairman) and Savas and Ms. Kurzman. The Board has determined that Mr. Bernikow and Ms. Kurzman qualify as independent directors, as “non-employee directors” within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and as “outside directors” under Section 162(m) of the Internal Revenue Code of 1986, as amended.
Smaller Reporting Company
The aggregate market value of the Company’s Common Stock held by non-affiliates, using the NYSE closing price as of June 28, 2019, the last business day of the Company’s most recently completed second fiscal quarter, was approximately $131.7 million. Accordingly, the Company qualifies under the SEC’s revised rules as a “smaller reporting company,” and this 2020 Proxy Statement reflects the scaled disclosure format for a “smaller reporting company.”
Number of Board and Committee Meetings
During 2019, the Board of Directors held 5 meetings and acted 9 times by unanimous written consent; the Audit Committee held 11 meetings and acted 1 time by unanimous written consent; and the Compensation Committee held 5 meetings. No Director attended fewer than 75% of the Board meetings during 2019.
Director Attendance at Annual Stockholders’ Meeting
While the Board has not adopted a formal policy regarding directors’ attendance at the Company’s annual stockholders’ meeting, directors are invited to attend the meeting. One director attended the Company’s 2019 Annual Stockholders’ Meeting.
Board Leadership Structure
The Company believes that its board leadership structure is appropriate given the Company’s status as a “controlled company.” Following the 2020 Annual Meeting, the Board will continue to maintain its Audit Committee and Compensation Committee, each operating under their respective written charters, to assist the Board in its oversight functions. The Audit Committee will continue to be comprised entirely of independent directors as required under SEC rules and NYSE listing standards.

The Company has historically maintained separate positions of Chairman and Chief Executive Officer. The Chairman provides overall leadership to the Board in its oversight function, while the CEO provides leadership in respect of the day-to-day management and operation of the Company’s business. The Company has not established a “lead director” role. Mr. Perelman has held the position of Chairman of the Company’s Board since June 1998. Ms. Perelman has held the positions of President and CEO of the Company since May 2018.
The Board and each of its committees conduct annual self-assessments to review and monitor their respective continued effectiveness. The Board has determined that in light of its status as a “controlled company,” the size, composition and structure (including committee structure) are appropriate for the Board to continue to function effectively and efficiently. The Company believes that its separation of the Chairman and CEO positions and its overall board leadership structure are appropriate.
Director Nominating Processes; Diversity
The Board selects director nominees for each annual stockholders’ meeting and director nominees to fill vacancies on the Board that may occur between annual stockholders’ meetings.
In evaluating director nominees, the Board is guided by, among other things, the principles for Board membership expressed in the Company’s Corporate Governance Guidelines, which are available at www.revloninc.com under the heading “Investors - Corporate Governance.” The Board also considers the quality of the candidate’s experience, the Company’s needs and the range of talent and experience represented on the Board.
In its assessment, the Board considers the nominee’s reputation, judgment, accomplishments in present and prior positions, independence, knowledge and experience that may be relevant to the Company, and other factors including, education, diversity, race, gender and other individual qualities and attributes that are expected to contribute to the Board having an appropriate mix of viewpoints. The Board identifies potential nominees from various sources, such as referrals from officers, directors, stockholders and executive search firms.
Stockholder Process for Submitting Director Nominees
The Board will consider director candidates recommended by stockholders. The process followed to evaluate candidates submitted by stockholders is the same as the process followed for evaluating other director nominees. The Board may also take into consideration the number of shares held by the recommending stockholder, the length of time that such shares have been held and the number of candidates submitted by each stockholder or group of stockholders over the course of time. Stockholders desiring to submit director candidates must submit their recommendation in writing (certified mail - return receipt requested) to the Company’s Secretary, at Revlon, Inc., One New York Plaza, 50th Floor, New York, NY 10004, attention: Michael T. Sheehan or via email at michael.sheehan@revlon.com.
Recommendations for director candidates are accepted throughout the year by the Board. In order for a recommended director candidate to be considered for nomination to stand for election at an upcoming annual stockholders’ meeting, the recommendation must be received by the Company not less than 120 days prior to the anniversary date of the Company’s most recent annual proxy statement. For director recommendations to be considered in connection with the Company’s 2020 Annual Meeting, this submission date was December 25, 2019. No such recommendations were received from stockholders in connection with the 2020 Annual Meeting. To have a candidate considered for nomination (subject to requests for further information as may be determined by the Board), a stockholder must initially provide the following information:
•
the stockholder’s name and address, evidence of such stockholder’s ownership of Revlon Common Stock, including the number of shares owned and the length of time of continuous ownership, and a statement as to the number and names of director candidates such stockholder has previously submitted to the Company during the period that such stockholder has owned such shares;

•	the name of the candidate;
•	the candidate’s resume or a listing of his or her qualifications to be a director of the Company;
•	any other information regarding the candidate that would be required to be disclosed in a proxy statement filed with the SEC if the candidate were nominated for election to the Board; and
•	the candidate’s signed, written consent to be named as a director, if selected and nominated by the Board.

Stockholder-Director Communications
Any stockholder or other interested party desiring to communicate with the Board or individual directors should communicate by: (i) emailing Michael T. Sheehan, Senior Vice President, Deputy General Counsel and Secretary, at michael.sheehan@revlon.com; or (ii) sending mail to Revlon, Inc., One New York Plaza, 50th Floor, New York, NY 10004, attention: Michael T. Sheehan. Communications that consist of stockholder proposals must instead follow the procedures set forth under “Submission of Stockholder Proposals” in this Proxy Statement, below, and, in the case of recommendations of director candidates, “Stockholder Process for Submitting Director Nominees,” in this Proxy Statement, above.
Non-Management Executive Sessions
The Company’s Corporate Governance Guidelines provide that the Board will regularly meet in executive session without any member of the Company’s management being present and that the Company’s independent directors will also meet in at least one non-management executive session per year attended only by independent directors. A non-management director will preside over each non-management executive session of the Board, and an independent director will preside over each independent director executive session of the Board, although the same director is not required to preside at all such non-management or independent director executive sessions. The presiding director at such non-management and independent director executive sessions of the Board is determined in accordance with the applicable provisions of the Company’s By-laws, such that the Chairman of the Board of Directors or, in his absence (as is the case with independent executive sessions), a director chosen by a majority of the directors present will preside at such meetings. During 2019, the Board of Directors met in at least one executive session attended by only independent directors (all of whom constituted non-management directors).
AUDIT COMMITTEE
Composition of the Audit Committee
The Audit Committee is comprised of Alan Bernikow (Chairman), Ceci Kurzman and Jonathan Schwartz, each of whom the Board of Directors has determined satisfies the NYSE’s and the SEC’s audit committee independence and financial experience requirements. Each of Messrs. Bernikow (Chairman) and J. Schwartz and Ms. Kurzman served as members of the Audit Committee during all of 2019.
The Board has determined that Mr. Bernikow qualifies as an “audit committee financial expert” under applicable SEC rules and the NYSE listing standards. Mr. Bernikow currently serves as Chairman of the Audit Committees of the Company, Mack-Cali and the UBS Funds. As the audit committees of the UBS Funds effectively function as a single audit committee for NYSE listing standards purposes, Mr. Bernikow therefore serves on what can be considered to be a total of 3 audit committees of public companies (namely, Revlon, Mack-Cali and the UBS Funds). However, if it were to be determined that the audit committees of the UBS Funds do not effectively function as a single audit committee, and that Mr. Bernikow therefore serves on what would be considered to be more than 3 public company audit committees, the Board has determined that such service on these audit committees does not impair his ability to effectively serve on the Company’s Audit Committee, specifically because: (i) Mr. Bernikow is retired and, accordingly, has a more flexible schedule and more time to commit to service as an audit committee and board member, including on a full-time basis, if necessary; (ii) Mr. Bernikow has significant professional accounting experience and expertise, which renders him highly qualified to effectively and efficiently serve on multiple audit committees; (iii) the audit committees of the UBS Funds effectively function as a single, consolidated audit committee; (iv) the issues considered at the UBS Funds audit committee meetings generally apply universally to the entire group of funds; and (v) Mr. Bernikow has served as a member of the Company’s Audit Committee since 2003 and his service on other audit committees has not impaired his ability to effectively serve on the Company’s Audit Committee during this period.
Audit Committee Charter
The Audit Committee operates under a comprehensive written charter, which is available at www.revloninc.com under the heading “Investors - Corporate Governance - Committee Composition and Charters”.

Audit Committee Responsibilities
The Audit Committee is responsible for assisting the Board of Directors in fulfilling its oversight responsibilities with respect to, among other things:
•	the integrity of the Company’s financial statements and disclosures;
•	the Company’s compliance with legal and regulatory requirements;
•	the appointment, compensation, retention and oversight of the Company’s independent auditors;
•	enterprise risk assessment and the Company’s risk management guidelines, processes and policies, including reviewing cybersecurity risk mitigation policies and initiatives;
•	the performance of the Company’s internal audit functions; and
•	the Revlon, Inc. Related Party Transaction Policy.
The Audit Committee is also responsible for preparing the annual Audit Committee Report, which is required under SEC rules to be included in this Proxy Statement (see “Audit Committee Report,” below). The Audit Committee has an Audit Committee Pre-Approval Policy for pre-approving all permissible audit and non-audit services performed by the Company’s independent auditor. See “Annex A – REVLON, INC. 2020 AUDIT COMMITTEE PRE-APPROVAL POLICY.”
Audit Committee Complaint Procedures
The Audit Committee has established procedures for: (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters. These complaint procedures are described in the Audit Committee’s charter.
Audit Committee Report
Management represented to the Audit Committee that the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2019 were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed such audited consolidated financial statements with management and KPMG LLP (“KPMG”), the Company’s independent registered public accounting firm.
The Audit Committee discussed with KPMG those matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”), including information concerning the scope and results of the audit and information relating to KPMG’s judgments about the quality, and not just the acceptability, of the Company’s accounting principles. These communications and discussions are intended to assist the Audit Committee in overseeing the Company’s financial reporting.
The Audit Committee has received the written disclosures and the letter from KPMG, as required by applicable requirements of the PCAOB, regarding KPMG’s communications with the Audit Committee concerning KPMG’s independence, and the Audit Committee has discussed with KPMG that firm’s independence.
The Audit Committee also reviewed, among other things, the amount of fees paid to KPMG for audit and permissible non-audit services (see “Audit Fees” in this Proxy Statement, below). The Audit Committee has satisfied itself that KPMG’s provision of audit and non-audit services to the Company is compatible with KPMG’s independence.
Based on the Audit Committee’s review of and discussions regarding the Company’s audited consolidated financial statements and the Company’s internal control over financial reporting with management, the Company’s internal auditors and KPMG and the other reviews and discussions with KPMG referred to in the preceding paragraph, subject to the limitations on the Audit Committee’s roles and responsibilities described above and in the Audit Committee charter, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 for filing with the SEC.
Respectfully submitted,
Audit Committee
 Alan Bernikow, Chairman
 Ceci Kurzman
 Jonathan Schwartz

COMPENSATION COMMITTEE
Composition of the Compensation Committee
The Compensation Committee is currently comprised of Messrs. Bernikow (Chairman) and Savas and Ms. Kurzman. Each of Messrs. Bernikow and Savas and Ms. Kurzman served as a member of the Compensation Committee during all of 2019.
With only 2 of the 3 current members of the Compensation Committee qualifying as independent directors, the Company takes advantage of the controlled company exemption under NYSE listing standards that permits the Company to maintain a Compensation Committee that is not comprised entirely of independent directors.
Compensation Committee Charter
The Compensation Committee operates under a comprehensive written charter available at www.revloninc.com under the heading “Investors - Corporate Governance - Committee Composition and Charters.”
Compensation Committee Responsibilities
The Compensation Committee is responsible for:
•
reviewing and approving corporate goals and objectives relevant to the compensation of the Company’s CEO and other Named Executive Officers (“NEOs”), evaluating the CEO’s and the other NEOs’ performance in light of those goals and objectives, and determining, either as a committee or together with the Board of Directors, the CEO’s and other NEOs’ compensation level based on such evaluations;

•	reviewing and approving compensation and incentive arrangements for certain key employees of the Company;
•
reviewing and approving awards pursuant to the Fourth Amended and Restated Revlon, Inc. Stock Plan (as amended, the “Stock Plan”) and the Revlon Amended and Restated Executive Incentive Compensation Plan (the “Incentive Compensation Plan”) and overseeing the administration of such plans;

•	planning for the succession of the Company’s CEO and key senior officers; and
•	considering the existence of any potential conflicts of interest with its independent outside compensation consultant, Compensation Advisory Partners LLC (“CAP”).
Role of the Compensation Committee
As part of its process for determining the amount and form of executive officer compensation, the Compensation Committee relies on proposals and information provided by management, as well as market data, analysis and guidance provided by CAP. These inputs better enable the Compensation Committee to make informed compensation decisions. The major responsibilities of the Compensation Committee include reviewing and approving:
❖	Compensation for the NEOs;
❖	The structure of the annual bonus programs and long-term incentive plans (“LTIPs”) under the Incentive Compensation Plan and the Stock Plan, respectively;
❖	Performance-based objectives for the NEOs and other participants in annual bonus programs and LTIPs;
❖	Certifying management’s assessment of the achievement of performance targets; and
❖	Grants of equity-based awards under the Stock Plan.
The Compensation Committee, based upon management’s recommendation and with input from CAP:
❖	Reviews and approves corporate performance objectives relevant to the compensation of the Company’s CEO and the other NEOs;
❖	Evaluates the Company’s performance against its corporate performance objectives and the CEO’s and the other NEOs’ performance; and
❖	Reviews and approves the CEO’s and the other NEOs’ total compensation based on that evaluation process.
As there has never been a restatement of the Company’s financial results, the Company has not implemented any formal policy in respect of adjustment or recovery of amounts paid under its compensation plans.

Role of Independent Compensation Consultant
As part of its regular process, the Compensation Committee confers with management and with CAP. During 2019, CAP provided input and advice on, among other things:
❖	The proxy peer group and approach used to benchmark total target compensation for the NEOs;
❖	The structure and components of the Company’s incentive compensation programs; and
❖	Review and approval of the employment agreement of Sergio Pedreiro, the Company’s new Chief Operating Officer.
While the Compensation Committee reviews CAP’s engagement annually, the Compensation Committee last approved CAP’s engagement in October 2009. CAP reports directly to the Compensation Committee. During 2019, CAP’s services were limited to compensation advice to the Compensation Committee (or to the Company’s Human Resources Department in respect of compensation matters). CAP did not perform any other services for the Company.
In annually reviewing conflicts of interest, the Compensation Committee has determined that CAP and CAP’s compensation advisor have not had any conflicts of interest, considering, among other things: (i) CAP’s provision of other services to the Company; (ii) the amount of fees received by CAP from the Company, as a percentage of CAP’s total revenue; (iii) CAP’s policies and procedures designed to prevent conflicts of interest; (iv) any business or personal relationship: (1) between CAP’s compensation advisor and any member of the Company’s Compensation Committee; and (2) between CAP or CAP’s compensation advisor and any of the Company’s executive officers; and (v) any Company stock owned by CAP’s compensation advisor. The Compensation Committee’s Chairman also reviews and approves all invoices from CAP prior to payment.
Compensation Committee’s Delegation of Authority
Pursuant to the terms of the Incentive Compensation Plan, the Compensation Committee may delegate to an administrator (who must be an employee or officer of the Company) the power and authority to administer the Incentive Compensation Plan for the Company’s employees, other than its CEO and certain other officers who constitute “covered employees” as defined in Treasury Regulation §1.162-27(c)(2) (as in effect on the date the Incentive Compensation Plan was adopted). Section 157(c) of the Delaware General Corporation Law provides that the Company’s Board of Directors (or the Compensation Committee acting on behalf of the Board) may delegate authority to any officer of the Company to designate grantees of equity awards under the Stock Plan other than themselves and to determine the number of such equity awards to be issued. During 2019, the Compensation Committee delegated the authority to the Company’s CEO to issue up to $1 million of equity-based LTIP awards under the Stock Plan to newly-hired or promoted employees.
2017 “Say-on-Pay” Vote Results
Approximately 93.8% of stockholders approved the Company’s most recent “say-on-pay” proposal at the Company’s 2017 annual stockholders’ meeting. At the Company’s 2017 annual stockholders’ meeting, approximately 85.86% of stockholders approved holding the “say-on-pay” advisory, non-binding vote once every 3 years. Therefore, a “say-on-pay” proposal will be held at the Company’s 2020 Annual Meeting. While these “say-on-pay” votes are held on an advisory, non-binding basis (in accordance with SEC regulations), the Compensation Committee believes that the 93.8% approval of the prior “say-on-pay” proposals represent an endorsement that the Company’s compensation programs, processes and practices are appropriate for the Company.

DIRECTOR COMPENSATION
The following Director Compensation table shows all compensation the Company’s Directors earned in respect of 2019 for their service on the Board:
Name (a)	Fees Earned or Paid in Cash (b)	All Other Compensation (c)	Total
Ronald O. Perelman	—	—	—
Nicole Avant	$90,750	—	$90,750
E. Scott Beattie	$20,140	$458,333	$478,473
Alan Bernikow	$184,250	$25,000	$209,250
Kristin Dolan	$124,000	—	$124,000
Mitra Hormozi	$18,876	$41,666	$60,542
Robert Kretzman	$57,418	$10,852	$68,270
Ceci Kurzman	$164,250	$14,148	$178,398
Paul Meister	—	—	—
Victor Nichols	$62,000	—	$62,000
Debra Perelman	—	—	—
Paul Savas	—	—	—
Barry F. Schwartz	$128,750	$25,000	$153,750
Jonathan Schwartz	$156,750	$14,148	$170,898
Cristiana Falcone Sorrell	$86,800*	—	$86,800
*	Net of withholding taxes
(a)	Paul Meister and Robert Kretzman did not stand for re-election at the Company’s 2019 Annual Meeting, and thus ceased to serve on the Company’s Board of Directors as of June 6, 2019.
Messrs. Perelman, Meister and Savas and Ms. Perelman did not receive any compensation for their service as Directors during 2019. For Ms. Perelman, see the “Summary Compensation Table” regarding compensation earned by Ms. Perelman in her role as the Company’s President & CEO during 2019.
(b)
During 2019, the Company’s Board compensation program was comprised of the following components: (i) an annual Board retainer of $115,000; (ii) Board and Committee meeting fees of $1,500 per meeting; (iii) an additional annual retainer of $10,000 for each Committee chairman; and (iv) an additional annual Audit Committee membership retainer of $10,000. On March 30, 2020, at the Compensation Committee’s recommendation, the Company’s Board of Directors approved a 50% reduction in the Board compensation program and a full elimination of per meeting fees, which reductions are intended to remain in place during the span of the coronavirus (COVID-19) pandemic. Accordingly, during such period the Board compensation program would consist of the following components: (i) annual Board retainer of $57,500 (reduced from $115,000); (ii) a full elimination of the Board and Committee meeting fees (reduced from $1,500 per meeting); (iii) annual retainer of $5,000 for each Committee chairman (reduced from $10,000); and (iv) annual Audit Committee membership retainer of $5,000 (reduced from $10,000). The Company’s CEO has the authority to reinstate the Company’s Board compensation program to that which was in effect prior to the COVID-19 pandemic, at the appropriate time, in her sole discretion, exercised reasonably, after consultation with the Chairman of the Company’s Compensation Committee.

(c)
For Mr. Beattie, the amount shown under the “All Other Compensation” column reflects fees received by Mr. Beattie in respect of 2019 for advisory services to the Company, pursuant to the terms of the Consulting Agreement, dated November 3, 2016, between the Company and Mr. Beattie (the “Beattie Original Consulting Agreement”). As previously disclosed in the Company’s 2017 Proxy Statement on Schedule 14A filed with the SEC on April 21, 2017, pursuant to the Beattie Original Consulting Agreement, Mr. Beattie agreed to provide advisory services to the Company’s CEO through November 3, 2019 for a fee of $500,000 per year and for which he received $3 million of

RSUs representing the right to receive 93,458 shares of Revlon Common Stock which vested in 3 equal installments in November 2017, 2018 and 2019. The value of these equity-based awards is not reflected in the table above. As previously disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed with the SEC on March 12, 2020 (the “2019 Form 10-K”), the Company and Mr. Beattie entered into an Amended and Restated Consulting Agreement (the “Beattie 2020 Consulting Agreement”), pursuant to which Mr. Beattie agreed to serve as Senior Advisor to the Company’s CEO for an additional year following the date of the Beattie 2020 Consulting Agreement, subject to automatic 1-year renewals, unless either party elects not to renew, and subject to certain standard termination rights. Pursuant to the Beattie 2020 Consulting Agreement, during the term of the agreement, the Company agreed to pay Mr. Beattie a fee of $250,000 per year (the “Beattie Advisory Services Pay”), supplemental to the Board’s compensation program for non-employee directors. On March 30, 2020, in connection with the organizational measures taken by the Company in response to the COVID-19 pandemic, the Company and Mr. Beattie agreed in writing (the “Beattie 2020 Letter Amendment”) that, effective April 1, 2020, he will suspend providing advisory services to the Company, and the Beattie Advisory Services Pay will also be suspended. The Company’s CEO may reinstate Mr. Beattie’s advisory services and payment of the Beattie Advisory Services Pay, at the appropriate time, in her sole discretion, exercised reasonably.
For Ms. Hormozi, who was appointed to serve as a member of the Company’s Board of Directors effective November 7, 2019, the amount shown under the “All Other Compensation” column reflects fees received by Ms. Hormozi in respect of 2019 for advisory services to the Company, pursuant to the terms of the Consulting Agreement, dated November 7, 2019, between the Company and Ms. Hormozi (the “Hormozi Consulting Agreement”). As previously disclosed in the Company’s Form 10-Q for the quarterly period ended September 30, 2019, pursuant to the Hormozi Consulting Agreement, Ms. Hormozi agreed to assist in transitioning oversight of the Company’s worldwide legal affairs to her successor for a fee of $250,000 per year (the “Hormozi Advisory Services Pay”) and she will continue to remain eligible to be paid her 2019 annual bonus award and vest in her outstanding LTIP awards, in each case on a pro-rated basis and subject to the Company’s achievement of its applicable performance objectives (supplemental to the Board’s compensation program for non-employee directors). The term of the Hormozi Consulting Agreement expires on December 31, 2020, subject to earlier termination by either party on at least 30 days’ notice, among other standard termination rights. On March 30, 2020, in connection with the organizational measures taken by the Company in response to the COVID-19 pandemic, the Company and Ms. Hormozi agreed in writing (the “Hormozi 2020 Letter Amendment”) that, effective April 1, 2020, she will suspend providing advisory services to the Company, and the Hormozi Advisory Services Pay will also be suspended. The Company’s CEO may reinstate Ms. Hormozi’s advisory services and payment of the Hormozi Advisory Services Pay, at the appropriate time, in her sole discretion, exercised reasonably.
During 2019, Products Corporation’s non-employee directors (i.e., those Directors who were not receiving compensation as officers or employees of the Company or any of its affiliates) were paid an annual retainer fee of $25,000 and were entitled to a $1,500 per meeting fee. For Messrs. Bernikow, Kretzman, Barry Schwartz and Jonathan Schwartz, as well as Ms. Kurzman, the amounts shown under the “All Other Compensation” column reflect fees received in respect of 2019 as members of Products Corporation’s Board of Directors. On March 30, 2020, at the Compensation Committee’s recommendation, Products Corporation’s Board of Directors approved a 50% reduction in Products Corporation’s Board compensation program and a full elimination of per meeting fees, which reductions are intended to remain in place during the span of the COVID-19 pandemic. Accordingly, during such period Products Corporation’s Board compensation program would consist of the following components: (i) annual retainer fee of $12,500 (reduced from $25,000); and (ii) a full elimination of the Board meeting fees (reduced from $1,500 per meeting). The Company’s CEO has the authority to reinstate Products Corporation’s Board compensation program to that which was in effect prior to the COVID-19 pandemic, at the appropriate time, in her sole discretion, exercised reasonably, after consultation with the Chairman of the Company’s Compensation Committee. Messrs. Perelman and Meister, as well as Ms. Perelman, also served as Directors of Products Corporation during 2019, but received no fees for such services.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth, as of March 31, 2020 (except as otherwise noted), the number of shares of each class of the Company’s voting capital stock beneficially owned, and the percent so owned (based on 53,163,901 shares outstanding as of March 31, 2020), by: (i) each person known to the Company to be the beneficial owner of more than 5% of any class of the Company’s voting securities; (ii) each Director of the Company who served on the Company’s Board during 2019 and each director nominee; (iii) the Company’s CEO during 2019 and each of the other 2019 NEOs; and (iv) as a group, all current Directors who served on Company’s Board during 2019 who remained in such role as of March 31, 2020, and the 2019 NEOs who remained in such role as of March 31, 2020. The number of shares owned are those beneficially owned, as determined under the SEC’s applicable rules, and such information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial or economic ownership includes any shares of voting capital stock as to which a person has sole or shared voting power or investment power and any shares of voting capital stock which the person has the right to acquire within 60 days through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement.
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (Revlon Common Stock)	Percentage of Class (Revlon Common Stock)
Ronald O. Perelman c/o MacAndrews & Forbes Incorporated, 35 E. 62nd St., New York, NY 10065	46,223,321(1)	86.9%
Ambassador Nicole Avant c/o Revlon, One New York Plaza, 50th Floor, New York, NY 10004	—	*
E. Scott Beattie c/o Revlon, One New York Plaza, 50th Floor, New York, NY 10004	73,458	*
Alan Bernikow c/o Revlon, One New York Plaza, 50th Floor, New York, NY 10004	13,250	*
Kristin Dolan c/o Revlon, One New York Plaza, 50th Floor, New York, NY 10004	—	*
Victoria Dolan c/o Revlon, One New York Plaza, 50th Floor, New York, NY 10004	59,532(2)	*
Mitra Hormozi c/o Revlon, One New York Plaza, 50th Floor, New York, NY 10004	41,834	*
Robert Kretzman c/o Revlon, One New York Plaza, 50th Floor, New York, NY 10004	— (3)	*
Ceci Kurzman c/o Revlon, One New York Plaza, 50th Floor, New York, NY 10004	—	*
Paul Meister c/o Revlon, One New York Plaza, 50th Floor, New York, NY 10004	—(4)	*
Victor Nichols c/o Revlon, One New York Plaza, 50th Floor, New York, NY 10004	—	*
Debra Perelman c/o Revlon, One New York Plaza, 50th Floor, New York, NY 10004	52,161 (5)	*
Paul Savas c/o MacAndrews & Forbes Incorporated, 35 E. 62nd St., New York, NY 10065	27,900	*
Barry F. Schwartz c/o MacAndrews & Forbes Incorporated, 35 E. 62nd St., New York, NY 10065	—	*
Jonathan Schwartz c/o Revlon, One New York Plaza, 50th Floor, New York, NY 10004	—	*
Cristiana Falcone Sorrell c/o Revlon, One New York Plaza, 50th Floor, New York, NY 10004	—	*
Mittleman Brothers, LLC 105 Maxess Road, Suite 207, Melville, New York 11747	2,866,772(6)	5.4%
All Current Directors and Executive Officers, as a Group (14 Persons)	46,491,456	87.4%
*	Less than one percent.
(1)
Mr. Perelman, through MacAndrews & Forbes, beneficially owned 46,223,321 shares of Revlon Common Stock, representing approximately 86.9% of the Company’s issued and outstanding voting capital stock as of March 31,

2020. MacAndrews & Forbes has advised the Company that it has pledged shares of Revlon Common Stock to secure certain obligations of MacAndrews & Forbes. Additional shares of Revlon and shares of common stock of intermediate holding companies between Revlon and MacAndrews & Forbes may from time-to-time be pledged to secure obligations of MacAndrews & Forbes. A default under any of these obligations that are secured by the pledged shares could cause a foreclosure with respect to such shares of Revlon Common Stock, Products Corporation’s common stock or stock of intermediate holding companies between Revlon and MacAndrews & Forbes. A foreclosure upon any such shares of common stock or dispositions of shares of Revlon Common Stock, Products Corporation’s common stock or stock of intermediate holding companies between Revlon and MacAndrews & Forbes that are beneficially owned by MacAndrews & Forbes could, in a sufficient amount, constitute a “change of control” under Products Corporation’s 2016 Credit Agreements (as defined below), the 2018 foreign asset-backed term loan agreement, the 2019 Term Loan Agreement (as defined below) and the Senior Notes Indentures (as defined below). A change of control constitutes an event of default under the 2016 Credit Agreements, the 2018 foreign asset-backed term loan agreement and the 2019 Term Loan Agreement that would permit Products Corporation’s and its subsidiaries’ lenders to accelerate amounts outstanding under such facilities. In addition, holders of the 5.75% Senior Notes and the 6.25% Senior Notes may require Products Corporation to repurchase their respective notes under those circumstances.
(2)	For a description of restricted shares of Revlon Common Stock and restricted stock units (“RSUs”) held by Ms. Victoria Dolan, see the “Summary Compensation Table” under “Stock Awards” column.
(3)
As Mr. Kretzman ceased services as a director of the Company on June 6, 2019, the Company has no knowledge as to his ownership of shares of Revlon Common Stock as of the date of the “Security Ownership” table.

(4)
As Mr. Meister ceased services as a director of the Company on June 6, 2019, the Company has no knowledge as to his ownership of shares of Revlon Common Stock as of the date of the “Security Ownership” table.

(5)	For a description of RSUs held by Ms. Perelman, see the “Summary Compensation Table” under “Stock Awards” column.
(6)	Based solely on the Schedule 13G/A filed with the SEC by Mittleman Brothers, LLC on January 28, 2020.

EXECUTIVE OFFICERS
The following are the Company’s executive officers as of the date of this Proxy Statement:
Name	Current Position
Debra Perelman	President & Chief Executive Officer

Sergio Pedreiro	Chief Operating Officer

Victoria Dolan	Chief Financial Officer
The following sets forth the age (as of December 31, 2019) and biographical information for the Company’s current executive officers, other than Ms. Perelman whose biographical information is included above with the Company’s Director nominees:
Victoria Dolan (60) has served as the Company’s Chief Financial Officer since March 2018. Prior to joining the Company, Ms. Dolan most recently served as Chief Transformation Officer for The Colgate-Palmolive Company (“Colgate-Palmolive”) since October 2017. Prior to that role, Ms. Dolan served as Colgate-Palmolive’s Chief Transformation Officer and Corporate Controller from July 2016 to October 2017; Vice President, Corporate Controller and Principal Accounting Officer from February 2011 to July 2016; and Vice President, Finance and Strategic Planning, European and South Pacific Division, from November 2008 to January 2011. Prior to joining Colgate-Palmolive, Ms. Dolan held finance positions at Marriott International, Inc. from 2000 to 2008; The Coca-Cola Company from 1991 to 2000; and ARCO and ARCO Chemical Company from 1985 to 1991. Since January 2020, Ms. Dolan has served as a director of Ocean Spray Cranberries Inc., which is a NASDAQ-listed company. Ms. Dolan received her B.A. in economics from the University of California Los Angeles (“UCLA”) and M.B.A. in accounting and finance from the UCLA Anderson School of Management. Ms. Dolan is a member of the Board of Trustees of both the TCS Education System and The Chicago School of Professional Psychology and of both of their respective Finance and Audit Committees.
Sergio Pedreiro (54) has served as the Company’s Chief Operating Officer since January 2020. Prior to joining the Company, Mr. Pedreiro served since 2015 as Chief Executive Officer of Estre Ambiental S.A., a NASDAQ-listed waste management company based in Brazil, which he joined as a director in 2011. Now with more than 20 years of comprehensive global financial experience, Mr. Pedreiro served as an associate partner on the private equity team at BTG Pactual from April 2014 to January 2018. From February 2009 to March 2014, Mr. Pedreiro served as Chief Financial Officer and as a member of the Executive Committee of Coty Inc., overseeing strategic leadership for corporate finance, planning and budgeting, treasury, tax and fiscal management and information technologies. Prior to that position, Mr. Pedreiro served from 2002 to 2008 as Chief Financial Officer and Investor Relations Officer at ALL America Latina Logistica S.A., a publicly-traded logistics company in Brazil. Prior to that, Mr. Pedreiro was an Investment Officer with GP Investments, a private equity firm in Brazil. Mr. Pedreiro began his career as a business consultant at McKinsey & Company in Brazil and was also previously an intern at Goldman Sachs in New York. From 2016 to 2017, Mr. Pedreiro served on the board of directors of Advanced Disposal Services, Inc., a NYSE-listed waste management company. Mr. Pedreiro received a Bachelor’s Degree with honors in Aeronautical Engineering from ITA—Instituto Tecnológico de Aeronáutica in 1988 and in 1996 received a Master of Business Administration degree from the Stanford University Graduate School of Business.
2019 NEOs
The Company’s NEOs for 2019 (the “2019 NEOs”) were:
Name	Position(s) during 2019
Debra Perelman	President & Chief Executive Officer

Victoria Dolan	Chief Financial Officer

RISK MANAGEMENT
Risk Oversight
The Company’s senior management is responsible for identifying and managing potential risk to the Company’s business and the Board’s Audit Committee is responsible for reviewing and discussing that process with management. In accordance with applicable NYSE rules, the Audit Committee maintains an Audit Committee charter that addresses the duties and responsibilities of the Audit Committee, including the requirement that such committee discuss the Company’s guidelines, policies and processes with respect to enterprise risk assessment and risk management. As part of the Company’s enterprise risk management process, senior management identifies internal and external risk factors and takes appropriate action to monitor and mitigate those risks. Specifically, the Company’s Internal Audit and Compliance Departments lead the Company’s comprehensive enterprise risk assessment process, with input and collaboration from senior leaders across the Company, to identify and characterize potential risks based on the possible impact to the Company’s business, as well as the likelihood of occurrence. The Company management continues to identify and implement appropriate mechanisms that are designed to mitigate existing and emerging risks identified through this process. The Company’s Internal Audit Department considers the outcomes of the enterprise risk assessment in the formulation of its annual internal audit plan, which it reviews with the Audit Committee. The Audit Committee periodically reviews and discusses the Company’s enterprise risk assessment and risk management guidelines, policies and processes with the Company’s Internal Audit and Compliance Departments. The Audit Committee’s oversight includes reviewing cybersecurity risk mitigation policies and initiatives. Further, the Board reviews the Company’s business plan and receives regular business and financial updates, including progress against the Company’s business plan, at Board meetings, enabling the Board to understand and remain updated regarding the business risks faced by the Company and the Company’s management of those risks.

EXECUTIVE COMPENSATION
The following table sets forth the compensation the Company paid to its 2019 NEOs for services during the last 2 years:
SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)(a)	Bonus ($)(b)	Stock Awards $(c)	Non-Equity Incentive Plan Compensation ($)(d)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(e)	Total ($)

Debra Perelman President & CEO	2019	1,133,654	—	4,750,000	—	—	123,065	6,006,719
	2018	1,438,099	292,500	2,915,068	—	—	70,190	4,715,857

Victoria Dolan CFO	2019	624,646	—	612,333	224,667	—	70,415	1,532,061
	2018	484,615	450,000	1,999,991	—	—	49,250	2,983,856
(a)
In April 2020, in connection with the organizational measures taken by the Company in response to the COVID-19 pandemic, the Company and Ms. Perelman agreed in writing (the “CEO Letter Amendment”) that, effective on April 11, 2020, Ms. Perelman’s base salary would be reduced by 40% to $675,000, less all applicable withholdings and deductions, during the span of the COVID-19 pandemic. The Chairman of the Compensation Committee has the authority to reinstate Ms. Perelman’s base salary in effect immediately prior to the CEO Letter Amendment at any time he deems appropriate, in his sole discretion, exercised reasonably.

In March 2020, in connection with the organizational measures taken by the Company in response to the COVID-19 pandemic, the Company and Ms. Dolan agreed in writing (the “CFO Letter Amendment”) that, effective on April 11, 2020, Ms. Dolan’s base salary would be reduced by 25% to $468,000, less all applicable withholdings and deductions. The CEO has the authority to reinstate Ms. Dolan’s base salary in effect immediately prior to the CFO Letter Amendment at any time she deems appropriate, in her sole discretion, exercised reasonably.
(b)
The amounts set forth under the “Bonus” column reflect bonuses paid to the NEOs outside of the Company’s Annual Bonus Programs for the applicable year, and also include discretionary bonuses, sign-on bonuses and guaranteed minimum bonuses provided for in an executive’s employment agreement.

The Company’s achievement of its applicable corporate performance targets for the 2019 Annual Bonus Program (as well as for the 2019 performance year of the Restated 2017, 2018 and 2019 LTIPs) resulted in a 0% funding level for the 2019 performance year of each such LTIP.
For Ms. Perelman, who had a 2019 target bonus of $1,125,000 (i.e., 100% of her annualized base salary from the Company), the amount shown in column (b) for 2019 reflects the 0% 2019 bonus funding level (i.e., $1,125,000*0%). For 2018, the Compensation Committee approved a discretionary 26% minimum funding level for the 2018 Bonus Program and the 2018 performance year of the 2018 LTIP for all participants in such programs to minimize employee turnover (subject to certain regional participants that achieved a higher level of performance receiving higher funding levels). Accordingly, for Ms. Perelman, who had a 2018 target bonus of $1,125,000 (i.e., 100% of her annualized base salary from the Company), the amount shown in this column for 2018 reflects the 26% 2018 bonus funding level (i.e., $1,125,000*26%). For Ms. Perelman, the Compensation Committee noted, among other things, that her 26% 2018 bonus funding level was particularly warranted given that her performance as the Company’s President & CEO was strong, particularly as it related to the double-digit growth of Revlon’s e-commerce business during 2018.
For Ms. Dolan, who had a 2019 target bonus of $468,000 (i.e., 75% of her annualized base salary from the Company), the amount shown in column (b) for 2019 reflects the 0% 2019 bonus funding level (i.e., $468,000*0%). For 2018, the amount shown in this column for Ms. Dolan reflects the $450,000 guaranteed minimum amount of her 2018 annual bonus (i.e., 75% of her $600,000 base salary), per her employment agreement.

(c)
Amounts set forth under the “Stock Awards” column reflect the aggregate grant date fair value of restricted stock awards and restricted stock units determined in accordance with FASB ASC Topic 718. For a discussion of valuation assumptions, see Note 13, “Stock Compensation Plan,” in the Notes to Consolidated Financial Statements included in the Company’s 2019 Form 10-K.

For Ms. Perelman, the amount set forth under the “Stock Awards” column for 2019 reflects her 2019 LTIP target award under the Stock Plan in the form of 210,643 RSUs based on the NYSE closing price of $22.55 per share of Revlon Common Stock on May 8, 2019 (being the date that the Compensation Committee initially approved the design of the 2019 LTIP). This 2019 LTIP award consists of: (1) 105,321 time-based RSUs that are scheduled to vest ratably over a 3-year service period each March 15th beginning in 2020; and (2) 105,322 performance-based RSUs that are scheduled to cliff-vest in March 2022 at the completion of the 3-year performance period (i.e., 2019, 2020 and 2021), based on the average degree of the Company’s achievement of its performance targets over the 3 separately-measured 1-year performance periods.
For 2018, the amount set forth under the “Stock Awards” column for Ms. Perelman reflects her 2018 LTIP target award under the Stock Plan in the form of 147,972 RSUs based on the NYSE closing price of $19.70 per share of Revlon Common Stock on February 28, 2018 (being the date that the Compensation Committee initially approved the design of the 2018 LTIP). This 2018 LTIP award consists of: (1) 73,986 time-based RSUs that are scheduled to vest ratably over a 3-year service period each March 15th beginning in 2019; and (2) 73,986 performance-based RSUs that are scheduled to cliff-vest in March 2021 at the completion of the 3-year performance period (i.e., 2018, 2019 and 2020), based on the average degree of the Company’s achievement of its performance targets over the 3 separately-measured 1-year performance periods.
For Ms. Dolan, the amount set forth under the “Stock Awards” column for 2019 reflects the sum of: (i) her 2019 LTIP target award under the Stock Plan in the form of 22,172 RSUs based on the NYSE closing price of $22.55 per share of Revlon Common Stock on May 8, 2019 (being the date that the Compensation Committee initially approved the design of the 2019 LTIP). This 2019 LTIP award consists of: (1) 11,086 time-based RSUs that are scheduled to vest ratably over a 3-year service period each March 15th beginning in 2020; and (2) 11,086 performance-based RSUs that are scheduled to cliff-vest in March 2022 at the completion of the 3-year performance period (i.e., 2019, 2020 and 2021), based on the average degree of the Company’s achievement of its performance targets over the 3 separately-measured 1-year performance periods, and (ii) the 1/3rd portion of her 2019 TIP award that was granted in the form of 6,832 time-based RSUs that are scheduled to vest ratably over a 2-year service period each December 31st beginning in 2020 (the 2019 TIP is described below). The total award amount was $337,000 with the 2/3rd cash-based portion (i.e., $224,667) reflected in column (d).
For 2018, the amount set forth under the “Stock Awards” column for Ms. Dolan reflects the sum of: (i) $1,499,991, representing the grant date value of 69,767 restricted shares of Revlon Common Stock that the Company granted to Ms. Dolan on March 15, 2018 pursuant to her employment agreement. One-third of these restricted shares vested on each of March 15, 2019 and March 15, 2020 and the remaining restricted shares are scheduled to vest March 15, 2021, subject to certain terms and conditions, including that Ms. Dolan remains employed by the Company on each applicable vesting date, and is subject to earlier vesting upon the occurrence of a “change of control”; and (ii) $500,000, representing Ms. Dolan’s 2018 LTIP target award under the Stock Plan in the form of 25,380 RSUs. This 2018 LTIP award consists of: (1) 12,960 time-based RSUs that are scheduled to vest ratably over a 3-year service period each March 15th beginning in 2019; and (2) 12,960 performance-based RSUs that are scheduled to cliff-vest in March 2021 at the completion of the 3-year performance period (i.e., 2018, 2019 and 2020), based on the average degree of the Company’s achievement of its performance targets over the 3 separately-measured 1-year performance periods.
2019 TIP: In August 2019, it was disclosed that MacAndrews & Forbes and Revlon have determined to explore strategic transactions involving Revlon and third parties. In light of this, in September 2019 the Compensation Committee of Revlon’s Board of Directors approved a Revlon 2019 Transaction Incentive Program (the “2019 TIP”) that enables the Company to award cash-based and RSU-based retention grants and transaction bonus awards, as well as providing for the accelerated vesting of existing time-based RSUs and restricted shares following a termination without cause or due to death or disability. In September 2019, Revlon’s Board approved amendments to the Stock Plan: (1) to allow the Compensation Committee to delegate to Revlon’s Chief Executive Officer the authority to grant RSUs to the Company’s employees, other than its officers who are subject to Section 16 of the Securities Exchange Act of 1934, as amended (i.e., the Company’s Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer & Controller); (2) to allow for accelerated vesting of equity awards upon a termination without cause; (3) to change the minimum vesting period for specified equity awards from 3 years to 2 years; and (4) to increase by 250,000 shares the number of shares of Revlon common stock that are not subject to the Stock Plan’s minimum vesting requirements. The Company’s President and Chief Executive Officer declined an award under the retention program and will receive a transaction bonus only if the Company completes a transaction. Effective as of March 31, 2020, the Company granted a total of 204,151 time-based RSUs under the 2019 TIP which are scheduled to vest in equivalent amounts on each of December 31, 2020 and December 31, 2021, subject to continued employment (the “TIP RSUs”). The TIP RSUs vest in full upon an involuntary termination, other than if due to cause; provided that if a change of control occurs or a brand or business segment is sold and (i) the impacted grantee accepts an offer of employment from the buyer, then: (A) if the buyer assumes the TIP RSUs, the grantee will continue to vest in the assumed awards (with the grantee having the continued right to accelerated vesting upon an involuntary termination, other than if due to cause); and (B) if the buyer does not assume the TIP RSUs, the grantee’s TIP RSUs will vest upon closing the change of control; and (ii) the impacted grantee declines an offer of employment from the buyer for substantially comparable total compensation and benefits, the grantee will forfeit their unvested TIP RSUs (collectively, the “Special Vesting Rules”). The 2019 TIP also provides for the following cash-based awards payable to certain employees, subject to continued employment through the respective vesting dates: (i) $6.8 million payable in two equal installments as of December 31, 2020 and December 31, 2021; and (ii) $2.5 million payable in one installment as of December 31, 2020. Such cash-based awards follow the Special Vesting Rules following a termination without cause or due to death or disability.
(d)
The amounts set forth under the “Non-Equity Incentive Plan Compensation” column for 2019 reflects the 2/3rd cash-based portion (i.e., $224,667) of the 2019 TIP award in the aggregate amount of $337,000 granted to Victoria Dolan in September 2019, with the value of 1/3rd granted in time-based RSUs reflected in column (c).

(e)	For 2018 and 2019, the amounts shown under “All Other Compensation” column consist of:
Name	Year	Car Allowance ($)	Tax Preparation and Financial Counseling Services ($)	Profit Sharing and Matching Contributions[1] ($)	Supplemental Medical Coverage ($)	Other Perquisites ($)	Separation Benefits ($)	Total All Other Compensation ($)
Debra Perelman	2019	—	10,000	50,925	62,140	—	—	123,065
	2018	—	7,308	—	62,882	—	—	70,190
Victoria Dolan	2019	24,000	10,000	35,982	433	—	—	70,415
	2018	18,923	7,885	22,442	—	—	—	49,250
Notes:
[1]
The amounts shown under “Profit Sharing and Matching Contributions” column are under the Amended and Restated Revlon Excess Savings Plan (the “Excess Savings Plan”) and the 401(k) Plan. On March 30, 2020, in connection with the organizational measures taken by the Company in response to the COVID-19 pandemic, Products Corporation’s Board of Directors approved an amendment to the 401(k) Plan, that, among other things, gave the Company’s and Products Corporation’s CEO the authority, in her discretion, to suspend and re-institute profit-sharing contributions and matching contributions under the 401(k) Plan. These contributions are expected to be suspended for at least the span of the COVID-19 pandemic.

COMPENSATION BENCHMARKING
As part of its annual compensation benchmarking review, the Compensation Committee reviews proxy data from a peer group of companies to assess the reasonableness of NEO compensation. The proxy peer group for 2019 consisted of the following selected U.S. public companies that manufacture and market personal care and household products with revenues and market capitalization that were generally comparable in size with the Company, as identified by CAP (the “2019 Proxy Peer Group”):

Avon Products	Edgewell Personal Care	Nu Skin
Church & Dwight	Hain Celestial	Post Holdings
Clorox	Helen of Troy	Sensient Technologies
Coty	International Flavors & Fragrances	Tupperware Brands
For purposes of peer group comparison, target total compensation refers to the sum of an executive’s annualized base salary rate from the Company, annual cash bonus (assuming a 100% target payout), LTIP awards (assuming a 100% target payout) and the annualized value of restricted stock scheduled to vest in a given year, measured based on the grant date value.
❖	Based on these values, each of Mses. Perelman’s and Dolan’s 2019 target total compensation was at the 50th percentile of the 2019 Proxy Peer Group.
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
The following table sets forth certain information regarding restricted shares of Revlon Common Stock held by the 2019 NEOs under the Company’s Stock Plan which had not vested and remained outstanding as of December 31, 2019.
	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)(a)	Market Value of Shares or Units of Stock That Have Not Vested ($)(b)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(c)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(b)
Debra Perelman	—	—	333,953	7,153,273
Victoria Dolan	46,512	996,287	50,154	1,074,299
(a)
For Ms. Dolan, subject to certain terms and conditions, 2 remaining 1/3rd tranches of her restricted shares vest after December 31, 2019 on March 15, 2020 and March 15, 2021 (of which 23,255 shares vested on March 15, 2019).

(b)	The market value of Ms. Dolan’s restricted shares is based on the $21.42 per share NYSE closing price of Revlon Common Stock on December 31, 2019.
(c)
For Ms. Perelman, the RSUs granted to her under the 2018 LTIP represent the sum of: (1) 73,986 time-based RSUs that are scheduled to vest ratably over a 3-year service period in 3 equal installments on March 15, 2019 (of which 24,662 shares vested on March 15, 2019), March 15, 2020 and March 15, 2021; and (2) 73,986 performance-based RSUs that are scheduled to cliff-vest in March 2021 at the completion of the 3-year performance period (i.e., 2018, 2019 and 2020), based on the average degree of the Company’s achievement of its performance targets over the 3 separately-measured 1-year performance periods. The RSUs granted to Ms. Perelman under the 2019 LTIP represent the sum of (1) 105,321 time-based RSUs that are scheduled to vest ratably over a 3-year service period in 3 equal installments on March 15, 2020, March 15, 2021 and March 15, 2022; and (2) 105,322 performance-based RSUs that are scheduled to cliff-vest in March 2022 at the completion of the 3-year performance period (i.e., 2019, 2020 and 2021), based on the average degree of the Company’s achievement of its performance targets over the 3 separately-measured 1-year performance periods.

For Ms. Dolan, the RSUs granted to her under the 2018 LTIP represent the sum of: (1) 12,690 time-based RSUs that are scheduled to vest ratably over a 3-year service period in 3 equal installments on March 15, 2019 (of which 4,230 shares vested on March 15, 2019), March 15, 2020 and March 15, 2021; and (2) 12,690 performance-based RSUs that are scheduled to cliff-vest in March 2021 at the completion of the 3-year performance period (i.e., 2018, 2019 and 2020), based on the average degree of the Company’s achievement of its performance targets over the 3 separately-measured 1-year performance periods. The RSUs granted to Ms. Dolan under the 2019 LTIP represent the sum of (1) 11,086 time-based RSUs that are scheduled to vest ratably over a 3-year service period in 3 equal installments on March 15, 2020, March 15, 2021 and March 15, 2022; and (2) 11,086 performance-based RSUs that are scheduled to cliff-vest in March 2022 at the completion of the 3-year performance period (i.e., 2019, 2020 and 2021), based on the average degree of the Company’s achievement of its performance targets over the 3 separately-measured 1-year performance periods. Ms. Dolan also received a 2019 TIP award in the amount of $337,000, which consists of 2/3rd cash value of $224,667 and 1/3rd value of 6,832 time-based RSUs (based on the $16.44 NYSE closing price of Revlon Common Stock on September 5, 2019). This award is scheduled to vest in equal installments on December 31, 2020 and December 31, 2021, subject to her remaining employed on each such vesting date and subject to the Special Vesting Rules.

EMPLOYMENT AGREEMENTS AND PAYMENTS UPON TERMINATION AND CHANGE OF CONTROL
I. Employment Agreements
During fiscal year 2019, the Company maintained employment agreements with all of its 2019 NEOs, summaries of which are set forth below:
Debra Perelman
As previously disclosed in a Current Report on Form 8-K filed with the SEC on November 19, 2018, Revlon and Products Corporation entered into an amended and restated employment agreement with Ms. Perelman (the “CEO Employment Agreement”) on November 16, 2018 to reflect her role as the Company’s President and CEO.
The term of the CEO Employment Agreement is at will and provides that Ms. Perelman will receive an annual base salary of not less than $1,125,000, with a target annual bonus opportunity of 100% of her base salary under the Incentive Compensation Plan, with the possibility of exceeding such amount based upon over-achievement of the Company’s performance objectives up to a maximum of 200% of her base salary.
In April 2020, in connection with the organizational measures taken by the Company in response to the COVID-19 pandemic, the Company and Ms. Perelman entered into the CEO Letter Amendment pursuant to which, effective on April 11, 2020, Ms. Perelman’s base salary would be reduced by 40% to $675,000, less all applicable withholdings and deductions, during the span of the COVID-19 pandemic. The Chairman of the Compensation Committee has the authority to reinstate Ms. Perelman’s base salary in effect immediately prior to the CEO Letter Amendment at any time he deems appropriate, in his sole discretion, exercised reasonably. All other terms of the CEO Employment Agreement will remain in place during the term of the agreement unless further amended by written agreement between the parties.
Pursuant to the CEO Employment Agreement, Ms. Perelman is eligible to participate in the Company’s LTIP programs. Upon execution of the CEO Employment Agreement, Ms. Perelman received a pro-rated 2018 LTIP award in the form of RSUs with a total target value of $2,915,068 in recognition of her services as the Company’s CEO during 2018. 50% of the 2018 LTIP award are time-based RSUs that are scheduled to vest ratably over a 3-year service period, with the balance being performance-based RSUs that are scheduled to cliff-vest in March 2021 at the completion of the 3-year performance period (i.e., 2018, 2019 and 2020), based on the average degree of the Company’s achievement of its performance targets over the 3 separately-measured 1-year performance periods. Pursuant to the CEO Employment Agreement, Ms. Perelman received a 2019 LTIP award with a total target value of $4,750,000 and she is also eligible to participate in other benefit and perquisites plans generally made available to the Company’s other senior executives at her level and to continue her participation in the MacAndrews & Forbes basic and executive health insurance plans (for which the Company reimburses MacAndrews & Forbes pursuant to the Reimbursement Agreements (as defined below)).
Pursuant to the CEO Employment Agreement, (i) if the Company terminates Ms. Perelman’s employment without “cause” or if she resigns for “good reason,” she is eligible to receive: (A) her annual base salary plus prior year bonus, paid in equal installments over a 12-month period; (B) her annual bonus with respect to the year prior to the year of termination (if not already paid as of any such termination date) (the “CEO Prior Year Bonus”); (C) her annual bonus with respect to the year of termination, based on actual performance and pro-rated for the number of days actually worked during such year (the “CEO Pro-Rated Bonus”); and (D) accelerated vesting of the time-based portion of any outstanding 2018 and 2019 LTIP awards, and the performance-based portion of any such awards will continue to vest during the respective performance periods, subject to achievement of the applicable performance goals, and the time-based portion of any other outstanding LTIP awards will continue to vest during the Damage Period (i.e., the 12-month period following the date of termination or resignation) and the performance-based portion of any such other outstanding LTIP awards will continue to be subject to achievement of the applicable performance goals; and (ii) if the Company terminates Ms. Perelman’s employment without “cause” or if she resigns for “good reason” within a 24-month period following a change of control, she is eligible to receive: (A) a lump-sum payment equal to two times her base salary plus prior year bonus; (B) the CEO Prior Year Bonus; (C) the CEO Pro-Rated Bonus; and (D) accelerated vesting of the time-based and performance-based portions of any outstanding LTIP awards.
Prior to her election as the Company’s President and CEO, from January 2018 to May 2018 Ms. Perelman served as the Company’s Chief Operating Officer, overseeing certain aspects of the Company’s marketing, sales and research & development functions. In connection with her prior COO role, as previously disclosed in Revlon’s Annual Report on Form 10-K for fiscal year 2017 filed with the SEC on March 15, 2018 (the “2017 Form 10-K”), Revlon and Products Corporation entered into a prior employment agreement with Ms. Perelman (the “Superseded COO Employment

Agreement”) on March 14, 2018, which was superseded by her CEO Employment Agreement, as described above. The Superseded COO Employment Agreement provided that as COO Ms. Perelman would receive an annual base salary of not less than $1,125,000, with a target annual bonus opportunity under the Incentive Compensation Plan of 100% of her base salary, with the possibility of exceeding such amount based upon over-achievement of the Company’s performance objectives, up to a maximum of 200% of her base salary. Pursuant to the Superseded COO Employment Agreement, Ms. Perelman was eligible to participate in the Company’s annual LTIP programs, with a $1,250,000 target annual award, and in other benefit and perquisites plans generally made available to the Company’s other senior executives at her level. If the Superseded COO Employment Agreement was terminated due to death, disability or without “cause,” Ms. Perelman would have been eligible to receive: (i) her annual base salary paid in equal installments over a period ranging from 12 to 18 months under the Revlon Executive Severance Pay Plan, depending on her length of service; (ii) her annual bonus with respect to the year prior to the year of termination (if not already paid as of the termination date); (iii) her annual bonus with respect to the year of termination, based on actual performance and pro-rated for the number of days actually worked during such year; and (iv) payment in respect of any outstanding LTIP awards, based on actual performance and pro-rated for the number of days actually worked during the applicable performance period.
Prior to assuming these roles, Ms. Perelman served since December 2017 as Executive Vice President, Strategy, Digital Content and New Business Development, which was carried out pursuant to a secondment arrangement between the Company and MacAndrews & Forbes, pursuant to which her compensation and benefits for such role were paid directly by MacAndrews & Forbes and not by the Company, except that the Company was responsible for applicable business and travel expenses incurred by Ms. Perelman.
Victoria Dolan
As previously disclosed in Revlon’s 2017 Form 10-K, the Company’s Board of Directors elected Victoria Dolan as its CFO on March 1, 2018, effective as of March 12, 2018.
On March 12, 2018 the Company and Products Corporation entered into an employment agreement with Ms. Dolan (the “CFO Employment Agreement”), which, among other things, provides that she will serve as the Company’s CFO at an annual base salary of not less than $600,000, with a target annual bonus under the Incentive Compensation Plan of 75% of her base salary, with the possibility of exceeding such amount based upon the Company’s and/or her over-achievement of the applicable performance objectives. Pursuant to the CFO Employment Agreement, the Company agreed that Ms. Dolan’s annual bonus for 2018 would not be less than $450,000.
In March 2020, in connection with the organizational measures taken by the Company in response to the COVID-19 pandemic, the Company and Ms. Dolan entered into the CFO Letter Amendment pursuant to which, effective on April 11, 2020, Ms. Dolan’s base salary would be reduced by 25% to $468,000, less all applicable withholdings and deductions. The CEO has the authority to reinstate Ms. Dolan’s base salary in effect immediately prior to the CFO Letter Amendment at any time she deems appropriate, in her sole discretion, exercised reasonably. All other terms of the CFO Employment Agreement will remain in place during the term of the agreement unless further amended by written agreement between the parties.
During her employment with the Company, Ms. Dolan is eligible to participate in the Company’s LTIP programs. In connection with her election as the Company’s CFO, Revlon’s Compensation Committee approved a $500,000 LTIP target award opportunity for Ms. Dolan under the Company’s 2018 LTIP program. 50% of the 2018 LTIP award are time-based RSUs that are scheduled to vest ratably over a 3-year service period, with the balance being performance-based RSUs that are scheduled to cliff-vest in March 2021 at the completion of the 3-year performance period (i.e., 2018, 2019 and 2020), based on the average degree of the Company’s achievement of its performance targets over the 3 separately-measured 1-year performance periods.
Pursuant to the CFO Employment Agreement, Ms. Dolan received 69,767 restricted shares of Revlon Common Stock (the “CFO Restricted Stock Grant”), having an aggregate value of $1,500,000 based on the NYSE closing price of Revlon Common Stock on March 15, 2018 (the “CFO Grant Date”). The CFO Restricted Stock Grant is eligible for vesting ratably on each of the first 3 anniversaries of the CFO Grant Date; provided that Ms. Dolan remains employed by the Company on each applicable vesting date, and is subject to earlier vesting upon the occurrence of a “change of control.” Ms. Dolan is also eligible to participate in other benefit and perquisites plans generally made available to the Company’s other senior executives at her level.
While the term of the CFO Employment Agreement is indefinite, it may be terminated by the Company pursuant to certain termination provisions. If the Company terminates Ms. Dolan’s employment for any reason other than for “cause,” she would be eligible to receive the greater of: (a) the benefits provided under the Company’s Executive Severance Pay Plan;

and (b) payment of base salary and continuation of medical benefits at the active employee rate for 12 months; prior year bonus (if not already paid); annual bonus for the year of termination, based on actual performance results and pro-rated for the number of days employed during that year; payment of the 2018 LTIP, subject to pro-rated vesting based on number of months of active employment for both time-based and performance-based portions of the 2018 LTIP, subject to achievement of applicable performance goals and payable in accordance with the terms of the 2018 LTIP program; and accelerated vesting of the next unvested tranche of the CFO Restricted Stock Grant, if any. The Executive Severance Pay Plan currently provides for base salary continuation for 12 months, plus an additional 2 weeks of base salary for each full year of service with the Company, up to a total of 18 months.
Upon a change of control, the term of the CFO Employment Agreement would be extended for 24 months from the effective date of such change of control and if, within such period, Ms. Dolan terminated her employment for “COC good reason” or if the Company terminated her employment other than for “cause,” she would receive: (i) 2 times the sum of (a) her base salary and (b) her average gross bonus earned over the previous 5 years; (ii) 24 months’ continuation of fringe benefits; (iii) all of her unvested time-based LTIP awards would vest and the restrictions applicable to all of her unvested performance-based LTIP awards would lapse, in each case as of immediately prior to the change of control; and (iv) all of her unvested restricted shares would immediately vest.
For a description of the Special Vesting Rules applicable to the awards received by Ms. Dolan under the 2019 TIP, see footnote (c) under the “SUMMARY COMPENSATION TABLE” and under “OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END” in this 2020 Proxy Statement.
Sergio Pedreiro
As previously disclosed in a Current Report on Form 8-K filed with the SEC on January 8, 2020, Sergio Pedreiro was elected as the Company’s Chief Operating Officer, effective January 8, 2020. On January 2, 2020, the Company entered into an employment agreement with Mr. Pedreiro (the “COO Employment Agreement”), which will continue on an at-will basis until terminated by either party, subject to the terms and conditions of the COO Employment Agreement. The COO Employment Agreement provides that Mr. Pedreiro will serve as the Company’s Chief Operating Officer at an annual base salary of not less than $820,000, with a target annual bonus opportunity of 100% of his base salary, with the possibility of exceeding such amount based upon the Company’s and/or his over-achievement of the applicable performance objectives. The COO Employment Agreement provides that Mr. Pedreiro’s annual bonus for 2020 will not be less than $820,000 and he will receive a $780,000 sign-on bonus to be paid 50% on the first payroll date following the effective date of the COO Employment Agreement (which was paid) and 50% on the first payroll date after May 4, 2020, subject to his continued employment on each such payment date; provided, however, if within 24 months of the effective date of the COO Employment Agreement, Mr. Pedreiro’s employment terminates other than by the Company without cause, Mr. Pedreiro will be required to repay the full amount of the sign-on bonus paid to him, on a net after-tax basis, by no later than 10 days following any such termination date. Commencing in 2020, Mr. Pedreiro has participated in the Company’s LTIP, with his 2020 LTIP having a target value of $2,200,000. Mr. Pedreiro is also eligible to participate in other benefit and perquisites plans generally made available to the Company’s other senior executives at his level.
In March 2020, in connection with the organizational measures taken by the Company in response to the COVID-19 pandemic, the Company and Mr. Pedreiro agreed in writing (the “COO Letter Amendment”) that, effective on April 11, 2020, Mr. Pedreiro’s base salary would be reduced by 25% to $615,000, less all applicable withholdings and deductions. The CEO has the authority to reinstate Mr. Pedreiro’s base salary in effect immediately prior to the COO Letter Amendment at any time she deems appropriate, in her sole discretion, exercised reasonably. All other terms of the COO Employment Agreement will remain in place during the term of the agreement unless further amended by written agreement between the parties.
While the term of the COO Employment Agreement is indefinite, it may be terminated by the Company sooner pursuant to certain termination provisions. If the Company terminates Mr. Pedreiro’s employment for any reason other than for “cause,” he would be eligible to receive the greater of: (a) the benefits provided under the Company’s Executive Severance Pay Plan; and (b) payment of base salary and continuation of medical benefits at the active employee rate for 12 months; prior year bonus, based upon achievement of the applicable objectives (if not already paid); annual bonus for the year of termination, based upon achievement of the applicable objectives and pro-rated for the number of days employed during that year; and vesting in shares under the 2020 LTIP that would vest on the vesting date that immediately follows such termination date, with any performance-based portion of such LTIP being based upon achievement of the applicable objectives. The Executive Severance Pay Plan currently provides for base salary continuation for 12 months, plus an additional 2 weeks of base salary for each full year of service with the Company, up to a total of 18 months.

Upon a change of control, the term of the COO Employment Agreement would be extended for 24 months from the effective date of such change of control and if, within such period, Mr. Pedreiro terminated his employment for “COC good reason” or if the Company terminated his employment other than for “cause,” he would receive: (i) 2 times the sum of (a) his base salary and (b) his average gross bonus earned over the previous 5 years; (ii) 12 months’ continuation of fringe benefits; and (iii) all of his unvested LTIP awards would immediately vest.
II. Payments Upon Termination and Change of Control
Debra Perelman
Under Ms. Perelman’s Employment Agreement, if she was terminated without “cause” or resigned from employment for “good reason” on December 31, 2019, or in the event of any such termination in connection with a “change of control,” as the case may be, the estimated aggregate termination benefits would have been the following:
Termination Without “Cause” or for “Good Reason”	Termination Without “Cause” or for “Good Reason” in connection with a “Change of Control”

Compensation Element	Severance Benefit	Approximate Cost	Severance Benefit	Approximate Cost
Base Salary	12 months	$1,125,000	24 months	$2,250,000
Bonus	Annual bonus earned for the year prior to the year of termination	$0	2 times the average amount of the gross bonus amounts earned over the prior 5 years of service	$292,500
2019 Annual Bonus	Pro-rated, based on actual results (represents target bonus of 100% of base salary)	$0	Pro-rated, based on actual results	$0
Medical, Vision and Dental Insurance	12 months	$62,140	12 months	$62,140
2018 LTIP	The 2018 LTIP time-based RSUs accelerate to date of termination and the performance-based 2018 LTIP RSUs continue to vest during the performance period, subject to achievement of applicable performance goals	$2,429,223	Unvested time-based and performance-based RSUs vest in full on an accelerated basis with performance-based RSUs vesting at target	$2,429,223
2019 LTIP	The 2019 LTIP time-based RSUs accelerate to date of termination and the performance-based 2019 LTIP RSUs continue to vest during the performance period, subject to achievement of applicable performance goals	$4,750,000	Unvested time-based and performance-based RSUs vest in full on an accelerated basis with performance-based RSUs vesting at target	$4,750,000
Profit Sharing and Matching Contributions	—	—	24 months	$102,150
Total:		$8,366,363	Total:	$9,886,013

Ms. Dolan
Under Ms. Dolan’s Employment Agreement, if she was terminated without “cause” or resigned from employment for “good reason” on December 31, 2019, or in the event of any such termination in connection with a “change of control,” as the case may be, the estimated aggregate termination benefits would be the following:
Termination Without “Cause” or for “Good Reason”	Termination Without “Cause” or for “Good Reason” in connection with a “Change of Control”

Compensation Element	Severance Benefit	Approximate Cost	Severance Benefit	Approximate Cost
Base Salary	12 months	$624,000	24 months	$1,248,000
Bonus	Based on actual results	$0	2 times the average amount of the gross bonus amounts earned over the prior 5 years of service	$450,000
Life Insurance	12 months	$1,488	24 months	$2,976
Medical, Vision and Dental Insurance	12 months	$433	24 months (Executive waived medical coverage)	$866
2018 LTIP	Pro-rated vesting (of both time-based and performance-based RSUs) based on actual results	$250,000	Unvested time-based RSUs and performance-based RSUs vest in full at target	$416,667
2019 LTIP	Unvested next time-based tranche vests	$83,333	Unvested time-based RSUs and performance-based RSUs vest in full at target	$500,000
2019 TIP	Accelerated Vesting	$337,000	Accelerated Vesting	$337,000
Restricted Stock	Unvested next tranche vests (based on $21.42 per share NYSE closing price on December 31, 2019)	$498,144	Unvested shares vest in full (based on $21.42 per share NYSE closing price on December 31, 2019)	$996,287
Profit Sharing and Matching Contributions	__	__	24 months	$72,540
Tax Preparation and Financial Counseling Services	__	__	24 months	$20,000
Car Allowance	—	—	24 months	$48,000
Total:		$1,794,398	Total:	$4,092,336
Mr. Pedreiro
Under Mr. Pedreiro’s Employment Agreement, if he was terminated without “cause” or resigned from employment for “good reason” on December 31, 2020, or in the event of any such termination in connection with a “change of control,” as the case may be, the estimated aggregate termination benefits would be the following:
Termination Without “Cause” or for “Good Reason”	Termination Without “Cause” or for “Good Reason” in connection with a “Change of Control”

Compensation Element	Severance Benefit	Approximate Cost	Severance Benefit	Approximate Cost
Base Salary	12 months	$820,000	24 months	$1,640,000
Bonus	2020 Guaranteed Bonus	$820,000	2 times the average amount of the gross bonus amounts earned over the prior 5 years of service	$1,640,000
Life Insurance	12 months	$1,770	12 months	$1,770
Medical, Vision and Dental Insurance	12 months	$17,337	12 months	$17,337
2020 LTIP	Next Tranche Vesting	$366,667	Accelerated Vesting	$2,200,000
Profit Sharing and Matching Contributions	__	__	12 months	$45,450
Tax Preparation and Financial Counseling Services	__	__	12 months	$10,000
Car Allowance	—	—	12 months	$24,000
Total:		$2,025,774	Total:	$5,578,557

EQUITY COMPENSATION PLAN INFORMATION
The following table sets forth as of December 31, 2019, with respect to all equity compensation plans of the Company previously approved and not previously approved by its stockholders: (i) the number of securities to be issued upon the exercise of outstanding options, warrants and rights; (ii) the weighted-average exercise price of such outstanding options, warrants and rights; and (iii) the number of securities remaining available for future issuance under such equity compensation plans, excluding securities reflected in column (a).
Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Previously Approved by Stockholders: Stock Plan	1,823,253(1)	N/A(2)	1,830,427(3)
Not Previously Approved by Stockholders:	—	—	—
(1)
The amount shown under column (a) reflects the number of outstanding RSUs as of December 31, 2019, of which 892,173 were granted under the 2019 LTIP. 50% of the 2019 LTIP awards are time-based RSUs that are scheduled to vest ratably over a 3-year service period, with the balance being performance-based RSUs that are scheduled to cliff-vest in March 2022 at the completion of the 3-year performance period (i.e., 2019, 2020 and 2021), based on the average degree of the Company’s achievement of its performance targets over the 3 separately-measured 1-year performance periods. Under the 2019 TIP, 204,151 time-based RSUs were issued that are scheduled to vest ratably over a 2-year service period with 50% vesting on December 31, 2020 and 50% vesting on December 31, 2021.

The amount shown under column (a) does not include 198,313 shares of restricted stock that were outstanding as of December 31, 2019, which were not yet vested as of such date and are subject to risk of forfeiture as of such date.
(2)	The restricted stock units described under column (a) have no exercise price.
(3)	As of December 31, 2019, all of these shares remained available for issuance as awards of any kind permissible under the Stock Plan, including awards of restricted stock and restricted stock units.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
As of December 31, 2019, MacAndrews & Forbes beneficially owned 46,223,321 shares of Revlon Common Stock, representing approximately 87.1% of the issued and outstanding shares of Revlon Common Stock. For additional information regarding MacAndrews & Forbes’ subsidiaries and affiliated entities holding such shares of Revlon Common Stock, see their most recent Schedule 13D/A filed with the SEC on November 8, 2019. MacAndrews & Forbes is beneficially owned by Ronald O. Perelman. Mr. Perelman is Chairman of Revlon’s and Products Corporation’s Board of Directors. As a result, MacAndrews & Forbes is able to elect the entire Board of Directors of Revlon and Products Corporation and control the vote on all matters submitted to a vote of Revlon’s and Products Corporation’s stockholders.
Transfer Agreements
In June 1992, Revlon and Products Corporation entered into an asset transfer agreement with Revlon Holdings LLC, a Delaware limited liability company and formerly a Delaware corporation known as Revlon Holdings Inc. (“Revlon Holdings”), and which is an affiliate and an indirect wholly-owned subsidiary of MacAndrews & Forbes, and certain of Revlon Holdings’ wholly-owned subsidiaries. Revlon and Products Corporation also entered into a real property asset transfer agreement with Revlon Holdings. Pursuant to such agreements, in June 1992, Revlon Holdings transferred certain assets to Products Corporation and Products Corporation assumed all of the liabilities of Revlon Holdings, other than certain specifically excluded assets and liabilities (the liabilities excluded are referred to as the “Excluded Liabilities”). Certain consumer products lines sold in demonstrator-assisted retailers considered not integral to the Company’s business and that historically had not been profitable and certain other assets and liabilities were retained by Revlon Holdings. Revlon Holdings agreed to indemnify Revlon and Products Corporation against losses arising from the Excluded Liabilities, and Revlon and Products Corporation agreed to indemnify Revlon Holdings against losses arising from the liabilities assumed by Products Corporation. The amounts reimbursed by Revlon Holdings to Products Corporation for the Excluded Liabilities was $0.2 million for each of 2019 and 2018. As of both December 31, 2019 and December 31, 2018, a receivable balance of $0.1 million from MacAndrews & Forbes was included in the Company’s Consolidated Balance Sheets for the Excluded Liabilities. The net activity related to transactions subject to the Transfer Agreements during 2019 and 2018 was $0.3 million expense and $0.9 million income, respectively. As of December 31, 2019 and December 31, 2018, a payable balance of $0.2 million to, and a receivable balance of $0.4 million from MacAndrews & Forbes, respectively, was included in the Company’s Consolidated Balance Sheets for transactions subject to the Transfer Agreements.
Reimbursement Agreements
Revlon, Products Corporation and MacAndrews & Forbes have entered into reimbursement agreements (the “Reimbursement Agreements”) pursuant to which: (i) MacAndrews & Forbes is obligated to provide (directly or through its affiliates) certain professional and administrative services, including, without limitation, employees, to the Company, and to purchase services from third-party providers, such as insurance, legal, accounting and air transportation services, on behalf of the Company, to the extent requested by Products Corporation; and (ii) Products Corporation is obligated to provide certain professional and administrative services, including, without limitation, employees, to MacAndrews & Forbes and to purchase services from third-party providers, such as insurance, legal and accounting services, on behalf of MacAndrews & Forbes, to the extent requested by MacAndrews & Forbes, provided that in each case the performance of such services does not cause an unreasonable burden to MacAndrews & Forbes or Products Corporation, as the case may be.
The Company reimburses MacAndrews & Forbes for the allocable costs of the services that MacAndrews & Forbes purchases for or provides to the Company and for the reasonable out-of-pocket expenses that MacAndrews & Forbes incurs in connection with the provision of such services. MacAndrews & Forbes reimburses Products Corporation for the allocable costs of the services that Products Corporation purchases for or provides to MacAndrews & Forbes and for the reasonable out-of-pocket expenses incurred by Products Corporation in connection with the purchase or provision of such services. Each of the Company, on the one hand, and MacAndrews & Forbes, on the other, has agreed to indemnify the other party for losses arising out of the services provided by it under the Reimbursement Agreements, other than losses resulting from its willful misconduct or gross negligence.
The Reimbursement Agreements may be terminated by either party on 90 days’ notice. The Company does not intend to request services under the Reimbursement Agreements unless their costs would be at least as favorable to the Company as could be obtained from unaffiliated third parties.

The Company participates in MacAndrews & Forbes’ directors and officers liability insurance program (the “D&O Insurance Program”), as well as its other insurance coverages, such as property damage, business interruption, liability and other coverages, which cover the Company, as well as MacAndrews & Forbes and its subsidiaries. The limits of coverage for certain of the policies are available on an aggregate basis for losses to any or all of the participating companies and their respective directors and officers. The Company reimburses MacAndrews & Forbes from time-to-time for their allocable portion of the premiums for such coverage or the Company pays the insurers directly, which premiums the Company believes are more favorable than the premiums that the Company would pay were it to secure stand-alone coverage. Any amounts paid by the Company directly to MacAndrews & Forbes in respect of premiums are included in the amounts paid under the Reimbursement Agreements.
The net activity related to services purchased under the Reimbursement Agreements during 2019 and 2018 was $0.5 million expense and $0.6 million income, respectively. As of December 31, 2019 and December 31, 2018, a payable balance of $0.2 million to, and a receivable balance of $0.3 million from, MacAndrews & Forbes, respectively, were included in the Company’s Consolidated Balance Sheet for transactions subject to the Reimbursement Agreements.
Tax Sharing Agreements
As a result of a debt-for-equity exchange transaction completed in March 2004 (the “2004 Revlon Exchange Transactions”), as of March 25, 2004, the Company, Products Corporation and their U.S. subsidiaries were no longer included in the affiliated group of which MacAndrews & Forbes was the common parent (the “MacAndrews & Forbes Group”) for U.S. federal income tax purposes.
Revlon Holdings, Revlon, Products Corporation and certain of its subsidiaries, and MacAndrews & Forbes Incorporated entered into a tax sharing agreement (as subsequently amended and restated, the “MacAndrews & Forbes Tax Sharing Agreement”), for taxable periods beginning on or after January 1, 1992 through and including March 25, 2004, during which Revlon and Products Corporation or a subsidiary of Products Corporation was a member of the MacAndrews & Forbes Group. In these taxable periods, Revlon’s and Products Corporation’s federal taxable income and loss were included in such group’s consolidated tax return filed by MacAndrews & Forbes Incorporated. During such period, Revlon and Products Corporation were also included in certain state and local tax returns of MacAndrews & Forbes Incorporated or its subsidiaries. Revlon and Products Corporation remain liable under the MacAndrews & Forbes Tax Sharing Agreement for all such taxable periods through and including March 25, 2004 for amounts determined to be due as a result of a redetermination arising from an audit or otherwise, equal to the taxes that Revlon or Products Corporation would otherwise have had to pay if it were to have filed separate federal, state or local income tax returns for such periods.
MacAndrews & Forbes’ current ownership does not require the Company to file a U.S. federal consolidated tax return with them. However, in certain U.S. states and in certain local and foreign jurisdictions the Company is required to file consolidated, combined, unitary or similar returns. The liability for these state, local and foreign liabilities is also governed by the MacAndrews & Forbes Tax Sharing Agreement. The Company accounts for its tax liabilities in these jurisdictions as if it were a separate filer, and the Company’s tax accounts are presented as if it were a separate filer. During 2019, the Company’s cash tax payments included $2.3 million of payments made to MacAndrews & Forbes in connection with these filings, and the Company’s ending tax asset, which is a component of prepaid and other current assets, includes an insignificant amount related to future payments to be received from MacAndrews & Forbes in connection with these filings.
Following the closing of the 2004 Revlon Exchange Transactions, Revlon became the parent of a new consolidated group for federal income tax purposes and Products Corporation’s federal taxable income and loss are included in such group’s consolidated tax returns. Accordingly, Revlon and Products Corporation entered into a tax sharing agreement (the “Revlon Tax Sharing Agreement”) pursuant to which Products Corporation is required to pay to Revlon amounts equal to the taxes that Products Corporation would otherwise have had to pay if Products Corporation were to file separate federal, state or local income tax returns, limited to the amount, and payable only at such times, as Revlon will be required to make payments to the applicable taxing authorities.
There were no U.S. federal tax payments or payments in lieu of taxes from Revlon pursuant to the MacAndrews & Forbes Tax Sharing Agreement in 2019 or 2018 with respect to periods covered by the MacAndrews & Forbes Tax Sharing Agreement, and the Company expects that there will not be any such payments in 2020. During 2019, there were no federal tax payments from Products Corporation to Revlon pursuant to the Revlon Tax Sharing Agreement with respect to

2019 or 2018. During 2018, there were no federal tax payments from Products Corporation to Revlon pursuant to the Revlon Tax Sharing Agreement with respect to 2018 or 2017. The Company expects that there will be no federal tax payments from Products Corporation to Revlon pursuant to the Revlon Tax Sharing Agreement during 2020 with respect to 2019.
Pursuant to the asset transfer agreement referred to above, Products Corporation assumed all tax liabilities of Revlon Holdings other than (i) certain income tax liabilities arising prior to January 1, 1992 to the extent such liabilities exceeded the reserves on Revlon Holdings’ books as of January 1, 1992 or were not of the nature reserved for and (ii) other tax liabilities to the extent such liabilities are related to the business and assets retained by Revlon Holdings.
Registration Rights Agreement
Prior to the consummation of the Company’s initial public equity offering in February 1996, the Company and Revlon Worldwide Corporation (which subsequently merged into REV Holdings LLC, a Delaware limited liability company and a wholly-owned subsidiary of MacAndrews & Forbes (“REV Holdings”), the then direct parent of the Company) entered into a registration rights agreement (the “Registration Rights Agreement”). In February 2003, MacAndrews & Forbes executed a joinder agreement to the Registration Rights Agreement, pursuant to which REV Holdings, MacAndrews & Forbes and certain transferees of Revlon Common Stock held by REV Holdings (the “Holders”) have the right to require the Company to register under the Securities Act of 1933, as amended, all or part of Revlon Common Stock owned by such Holders, including, without limitation, the shares of Revlon Common Stock purchased by MacAndrews & Forbes in connection with the Company’s 2003 $50 million equity rights offering and the shares of Revlon Common Stock which were issued to REV Holdings upon its conversion of all 3,125,000 shares of its Class B Common Stock in October 2013 (a “Demand Registration”). In connection with closing the 2004 Revlon Exchange Transactions and pursuant to an Investment Agreement entered into in connection with such transactions (the “2004 Investment Agreement”), MacAndrews & Forbes executed a joinder agreement that provided that MacAndrews & Forbes would also be a Holder under the Registration Rights Agreement and that all shares acquired by MacAndrews & Forbes pursuant to the 2004 Investment Agreement are deemed to be registrable securities under the Registration Rights Agreement. This included all of the shares of Common Stock acquired by MacAndrews & Forbes in connection with Revlon’s March 2006 $110 million rights offering of shares of its Common Stock and related private placement to MacAndrews & Forbes, and Revlon’s January 2007 $100 million rights offering of shares of its Common Stock and related private placement to MacAndrews & Forbes. Pursuant to the Registration Rights Agreement, in 2009 Revlon registered under the Securities Act all 9,336,905 shares of Common Stock issued to MacAndrews & Forbes in the 2009 Exchange Offer, in which, among other things, Revlon issued to MacAndrews & Forbes shares of Common Stock at a ratio of one share of Common Stock for each $5.21 of outstanding principal amount of the then-outstanding Senior Subordinated Term Loan that MacAndrews & Forbes contributed to Revlon.
Revlon may postpone giving effect to a Demand Registration for a period of up to 30 days if Revlon believes such registration might have a material adverse effect on any plan or proposal by Revlon with respect to any financing, acquisition, recapitalization, reorganization or other material transaction, or if Revlon is in possession of material non-public information that, if publicly disclosed, could result in a material disruption of a major corporate development or transaction then pending or in progress or could result in other material adverse consequences to Revlon. In addition, the Holders have the right to participate in registrations by Revlon of its Common Stock (a “Piggyback Registration”). The Holders will pay all out-of-pocket expenses incurred in connection with any Demand Registration. Revlon will pay any expenses incurred in connection with a Piggyback Registration, except for underwriting discounts, commissions and expenses attributable to the shares of Common Stock sold by such Holders.
Amended 2019 Senior Line of Credit Facility
In June 2019, Products Corporation entered into a 2019 Senior Unsecured Line of Credit Agreement, providing Products Corporation with a $30 million senior unsecured line of credit from MacAndrews & Forbes Group, LLC, a subsidiary of MacAndrews & Forbes, which facility allows Products Corporation to request loans thereunder and to use the proceeds of such loans for working capital and other general corporate purposes until the facility matures. In November 2019, Products Corporation and MacAndrews & Forbes Group, LLC entered into the Amended and Restated 2019 Senior Unsecured Line of Credit Agreement (the “Amended 2019 Senior Line of Credit Agreement”) to extend the maturity of such facility by 1-year, expiring December 31, 2020 (the “Amended 2019 Senior Line of Credit Facility”). As of December 31, 2019 and as of the November 7, 2019 extension date, there were no borrowings outstanding or repayments under the Amended 2019 Senior Line of Credit Facility.

Any loans outstanding under the Amended 2019 Senior Line of Credit Facility shall bear interest at an annual rate of 8%, which is payable quarterly in arrears in cash. Products Corporation may, at its option, prepay any borrowings under the Amended 2019 Senior Line of Credit Facility, in whole or in part (together with accrued and unpaid interest), at any time prior to maturity, without premium or penalty. Products Corporation is required to repay any outstanding loans under the Amended 2019 Senior Line of Credit Facility, together with accrued interest thereon, if for any reason Products Corporation or any of its subsidiaries has available unrestricted cash that Products Corporation determines, in its reasonable judgment, is not required to run their operations in the ordinary course of business, provided that such repayment would not result in material adverse tax consequences.
The Amended 2019 Senior Line of Credit Agreement includes customary events of default, including a cross default provision making it an event of default under the Amended 2019 Senior Line of Credit Agreement if there exists and continues an event default under Products Corporation’s 2016 Credit Agreements, the 2018 foreign asset-backed term loan agreement, the 2019 Term Loan Agreement or the Senior Notes Indentures. If any such event of default occurs, MacAndrews & Forbes Group, LLC may declare all outstanding loans under the Amended 2019 Senior Line of Credit Facility to be due and payable immediately.
Other
Certain of Products Corporation’s debt obligations (including, without limitation: (i) the 7-year $1.8 billion senior secured term loan credit agreement, dated as of September 7, 2016 (the “2016 Term Loan Agreement”); (ii) the 5-year $441.5 million senior secured asset-based revolving credit agreement, dated as of September 7, 2016, as amended (the “2016 Revolving Credit Facility Agreement” and together with the 2016 Term Loan Agreement, the “2016 Credit Agreements”); (iii) the 4-year $200 million senior secured term loan credit agreement, dated as of August 6, 2019 (the “2019 Term Loan Agreement”); (iv) the 5.75% Senior Notes Indenture, dated as of February 8, 2013 (as subsequently supplemented) (the “5.75% Senior Notes Indenture”); and (v) the 6.25% Senior Notes Indenture, dated as of August 4, 2016 (as subsequently supplemented) (the “6.25% Senior Notes Indenture” and together with the 5.75% Senior Notes Indenture, the “Senior Notes Indentures”)), have been, and may in the future be, supported by, among other things, guarantees from all of Products Corporation’s domestic subsidiaries (subject to certain limited exceptions) and, for the 2016 Credit Agreements and the 2019 Term Loan Agreement, guarantees from Revlon. The obligations under such guarantees are secured by, among other things, all of the capital stock of Products Corporation and, its domestic subsidiaries (subject to certain limited exceptions) and 66% of the voting capital stock of Products Corporation’s and its domestic subsidiaries’ first-tier foreign subsidiaries.
During 2019 and 2018, the Company engaged several companies in which MacAndrews & Forbes had a controlling interest to provide the Company with various ordinary course business services. These services included processing approximately $55.1 million and $18.9 million of coupon redemptions for the Company’s retail customers for the years ended December 31, 2019 and 2018, respectively, for which the Company incurred fees of approximately $1.0 million and $0.2 million for 2019 and 2018, respectively, and other similar advertising, coupon redemption and raw material supply services, for which the Company had net payables aggregating to approximately $0.5 million and $0.9 million for 2019 and 2018, respectively. As of December 31, 2019 and December 31, 2018, a payable balance of approximately $5.5 million and nil, respectively, were included in the Company’s Consolidated Balance Sheet for the aforementioned coupon redemption services. The Company believes that its engagement of each of these affiliates was on arm’s length terms, taking into account each firm’s expertise in its respective field, and that the fees paid or received were at least as favorable as those available from unaffiliated parties.
As previously disclosed, the Board of Directors elected Ms. Debra Perelman as the Company’s Chief Operating Officer in January 2018 and then in May 2018 as its President and Chief Executive Officer. Ms. Perelman is the daughter of Ronald O. Perelman, the Chairman of the Company’s Board of Directors. Ms. Perelman’s compensation is disclosed in this 2020 Proxy Statement (see “EXECUTIVE COMPENSATION” in this 2020 Proxy Statement). Also, as previously disclosed, E. Scott Beattie and Mitra Hormozi, each of whom are directors of Revlon, earned consulting fees. For Mr. Beattie consulting fees totaled $0.4 million and $0.5 million for 2019 and 2018, respectively. Ms. Hormozi earned consulting fees of approximately $0.1 million for 2019. On March 30, 2020, in connection with the organizational measures taken by the Company in response to the COVID-19 pandemic, the Company and Mr. Beattie entered into the Beattie 2020 Letter Amendment pursuant to which, effective April 1, 2020, he will suspend providing advisory services to the Company, and the Beattie Advisory Services Pay will also be suspended. Mr. Beattie and the Company agreed that the suspension of his advisory services under the Beattie 2020 Consulting Agreement pursuant to the Beattie 2020 Letter Amendment does not constitute a termination of the Beattie 2020 Consulting Agreement, and the Company’s CEO may reinstate Mr. Beattie’s advisory services and payment of the Beattie Advisory Services Pay, at the appropriate time, in her sole discretion, exercised reasonably. On March 30, 2020, in connection with the organizational measures taken by the Company in response to the COVID-19 pandemic, the Company and Ms. Hormozi entered into the Hormozi 2020 Letter Amendment, pursuant to which, effective April 1, 2020, she will suspend providing advisory services to the Company, and the Hormozi Advisory Services Pay will also be suspended. Ms. Hormozi and the Company agreed that the suspension of her advisory services under the Hormozi Consulting Agreement pursuant to the Hormozi 2020 Letter Amendment does not constitute a termination of the Hormozi Consulting Agreement, and the Company’s CEO may reinstate Ms. Hormozi’s advisory services and payment of the Hormozi Advisory Services Pay, at the appropriate time, in her sole discretion, exercised reasonably. The Company believes that its engagement of Mr. Beattie and Ms. Hormozi has provided the Company with the expertise and insight of these former Company executives and that each such agreement was entered into on arm’s length terms and that the fees paid were at least as favorable as those available from unaffiliated parties. For descriptions of the Beattie Original Consulting Agreement, the Beattie 2020 Consulting Agreement, the Beattie 2020 Letter Amendment and the amounts earned by Mr. Beattie thereunder, see “DIRECTOR COMPENSATION” in this 2020 Proxy Statement. For descriptions of the Hormozi Consulting Agreement, the Hormozi 2020 Letter Amendment and the amounts earned by Ms. Hormozi thereunder, see “DIRECTOR COMPENSATION” in this 2020 Proxy Statement.
CODE OF CONDUCT AND BUSINESS ETHICS AND SENIOR FINANCIAL OFFICER CODE OF ETHICS
The Company has a written Code of Conduct and Business Ethics (the “Code of Conduct”) that includes a code of ethics (the “Senior Financial Officer Code of Ethics”) that applies to the Company’s CEO and senior financial officers, including the Company’s Chief Financial Officer, Controller and persons performing similar functions (collectively, the “Senior Financial Officers”). Printable copies of the Code of Conduct is available at www.revloninc.com under the heading “Investors - Corporate Governance.” If the Company changes the Senior Financial Officer Code of Ethics in any material respect or waives any provision of the Code of Conduct for its executive officers or Directors, including waivers of the Senior Financial Officer Code of Ethics for any of its Senior Financial Officers, the Company will provide the public with notice of any such change or waiver by publishing an appropriate description of such event on its corporate website, www.revloninc.com, or by other appropriate means as required or permitted under applicable rules of the SEC. The Company does not currently expect to make any such waivers.
DELINQUENT SECTION 16(A) REPORTS
The Company’s executive officers, directors and 10% stockholders may be required under the Exchange Act to file reports of ownership and changes in ownership with the SEC. The Company makes such SEC filings available on its corporate website, www.revloninc.com, under the heading “Investors - Filings & Reports - SEC Filings.” Copies of these reports also must be furnished to the Company by such filers. A Form 3 (Initial Statement of Beneficial Ownership of Securities), which pursuant to Section 16 of the Exchange Act was due on or before June 17, 2019, was filed with the SEC on June 18, 2019, following the election of Victor Nichols as a director of the Company.

PROPOSAL NO. 2 - RATIFICATION OF AUDIT COMMITTEE’S SELECTION OF KPMG LLP
The Audit Committee of the Board of Directors has selected KPMG to audit the Company’s consolidated financial statements for the fiscal year ending December 31, 2020, subject to ratification by the Company’s stockholders.
The Sarbanes-Oxley Act of 2002 and Section 10A of the Exchange Act require the Audit Committee be directly responsible for the appointment, compensation, retention and oversight of the audit work of the Company’s independent registered public accounting firm. While stockholder ratification of the Audit Committee’s selection of KPMG is not required by law, the Company’s By-laws or otherwise, the Board of Directors is submitting the Audit Committee’s selection of KPMG for stockholder ratification to ascertain stockholders’ view on the matter.
KPMG has audited the Company’s consolidated financial statements since at least 1991. Representatives of KPMG are expected to be present at the 2020 Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.
The Audit Committee reviews audit and non-audit services performed by KPMG, as well as the fees charged by KPMG for such services. The Audit Committee has received and discussed with KPMG their annual written report on KPMG’s independence from the Company and its management, as required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with KPMG that firm’s independence. The Audit Committee has satisfied itself that KPMG’s provision of audit and non-audit services to the Company is compatible with KPMG’s independence. Additional information concerning the Audit Committee and its activities with KPMG can be found in the following sections of this Proxy Statement: “Board of Directors and its Committees” and “Audit Committee Report.” Information regarding the aggregate fees billed by KPMG for services rendered to the Company for the fiscal years ended December 31, 2019 and December 31, 2018 can be found below under “Audit Fees.”
Vote Required and Board of Directors’ Recommendation (Proposal No. 2)
The ratification of the Audit Committee’s selection of KPMG as the Company’s independent registered public accounting firm for 2020 requires the affirmative vote of the holders of a majority of the total number of votes of Revlon Common Stock present in person or represented by proxy and entitled to vote at the 2020 Annual Meeting.
With respect to Proposal No. 2, your vote may be cast FOR or AGAINST the proposal or you may ABSTAIN. Unless such proxies are revoked, all proxies properly submitted to the Company will be voted in accordance with the instructions given by the person submitting such proxy or, in the absence of such instructions, will be voted FOR the ratification of the Audit Committee’s selection of KPMG as the Company’s independent registered public accounting firm for 2020.
In determining whether Proposal No. 2 has received the requisite number of affirmative votes, abstentions will be counted and will have the same effect as a vote against Proposal No. 2. Brokers will have discretionary authority to vote on Proposal No. 2 absent instructions from the beneficial owner of the shares, as this is a “routine” proposal.
MacAndrews & Forbes has informed the Company that it will vote FOR the ratification of the Audit Committee’s selection of KPMG as the Company’s independent registered public accounting firm for 2020. Accordingly, the affirmative vote of MacAndrews & Forbes is sufficient, without the concurring vote of any of the Company’s other stockholders, to approve and adopt Proposal No. 2.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE AUDIT COMMITTEE’S SELECTION OF KPMG AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2020.

AUDIT FEES
The Company’s Board of Directors maintains its Audit Committee in accordance with applicable SEC rules and the NYSE’s listing standards. In accordance with the Audit Committee’s charter, a printable and current copy of which is available at www.revloninc.com, the Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the audit work of the Company’s and Products Corporation’s independent auditors for the purpose of preparing and issuing its audit reports or performing other audit, review or attest services for the Company and Products Corporation. The independent auditors, KPMG, report directly to the Audit Committee and the Audit Committee is directly responsible for, among other things, reviewing in advance, and granting any appropriate pre-approvals of: (a) all auditing services to be provided by the independent auditor; and (b) all non-audit services to be provided by the independent auditor (as permitted by the Exchange Act), and in connection with such services to approve all fees and other terms of engagement, as required by the applicable rules under the Exchange Act and subject to the exemptions provided for in such rules.
The Audit Committee has an Audit Committee Pre-Approval Policy for pre-approving all permissible audit and non-audit services performed by KPMG. During 2019, an electronic printable copy of the 2019 Audit Committee Pre-Approval Policy was available at www.revloninc.com. A copy of the 2020 Audit Committee Pre-Approval Policy is attached to this Proxy Statement as Annex A and an electronic printable copy of such policy is currently available at www.revloninc.com. The Audit Committee also has the authority to approve services to be provided by KPMG at its meetings and by unanimous written consents.
The aggregate fees billed for professional services by KPMG in 2019 and 2018 for these various services for the Company and Products Corporation in the aggregate are set forth in the table, below:
Types of Fees (USD in millions)	2019	2018
Audit Fees	$10.6	$8.8
Audit-Related Fees	$0.4	$0.2
Tax Fees	$0.5	$0.6
All Other Fees	—	—
Total Fees	$11.5	$9.7
In the above table, in accordance with the SEC definitions and rules: (a) “audit fees” are fees the Company paid KPMG for professional services rendered for: (i) the audits of the Company’s and Products Corporation’s annual financial statements and the effectiveness of the Company’s internal control over financial reporting; and (ii) the review of the financial statements included in the Company’s and Products Corporation’s Quarterly Reports on Form 10-Q, and for services that are normally provided by the auditor in connection with statutory and regulatory filings or engagements; (b) “audit-related fees” are fees billed by KPMG for assurance and related services that are traditionally performed by the auditor, including services performed by KPMG related to employee benefit plan audits and certain transactions, as well as attestation services not required by statute or regulation; (c) “tax fees” are fees for permissible tax compliance, tax advice and tax planning; and (d) “all other fees” are fees billed by KPMG to the Company for any permissible services not included in the first three categories.
All of the services performed by KPMG for the Company during 2019 and 2018 were either expressly pre-approved by the Audit Committee or were pre-approved in accordance with the Audit Committee Pre-Approval Policy, and the Audit Committee was provided with regular updates as to the nature of such services and fees paid for such services.

PROPOSAL NO. 3 — NON-BINDING, ADVISORY “SAY-ON-PAY” VOTE OF STOCKHOLDERS ON THE COMPANY’S EXECUTIVE COMPENSATION
Pursuant to the “say-on-pay” provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and the corresponding implementing SEC rules (the “Dodd-Frank Act”) requiring the “say-on-pay” vote under Section 14A of the Exchange Act, the Company is soliciting, under this Proposal No. 3, its stockholders’ non-binding, advisory “say-on-pay” vote on the Company’s executive compensation, as disclosed pursuant to Item 402 of Regulation S-K, including as disclosed in this Proxy Statement under “Corporate Governance,” “Executive Compensation,” the compensation tables and compensation-related narrative discussion. The stockholder “say-on-pay” vote on the Company’s executive compensation is advisory in nature and non-binding. At the Company’s June 2017 annual stockholders’ meeting, the Company’s stockholders recommended, on an advisory, non-binding basis, that the Company conduct these “say-on-pay” votes once every 3 years. Pursuant to that recommendation, the Company is re-soliciting in this Proxy Statement its stockholders’ advisory view on the Company’s executive compensation.
Vote Required and Board of Directors’ Recommendation (Proposal No. 3)
Under the Dodd-Frank Act, the stockholder “say-on-pay” vote on this matter is advisory and non-binding, and therefore the Company is not required to obtain any specific percentage of stockholder approval. As more fully set forth in the “Corporate Governance” and “Executive Compensation” sections of this Proxy Statement, the Company believes that its executive compensation structure is designed to pay for performance, to align the interests of management and employees with corporate performance and stockholder interests and to attract and retain the personnel needed to enable the Company to execute its business strategy in a competitive environment and, as such, that it is reasonably designed and appropriate for its purposes. MacAndrews & Forbes has informed the Company that it will vote FOR the approval of the resolution described below. Accordingly, the affirmative vote of MacAndrews & Forbes is sufficient, without the concurring vote of any of the Company’s other stockholders, to approve and adopt Proposal No. 3 on a non-binding and advisory basis.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS ADOPT THE FOLLOWING RESOLUTION BY SUBMITTING THEIR NON-BINDING, ADVISORY “SAY-ON-PAY” VOTE FOR APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION:
RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Executive Compensation, compensation tables and compensation-related narrative discussion set forth in the Company’s proxy statement, is hereby approved.

QUESTIONS AND ANSWERS ABOUT THE 2020 ANNUAL MEETING AND VOTING
Q.	Why am I receiving these proxy materials?
A.
Our Board of Directors is providing this Proxy Statement and other materials to you in connection with the Company’s 2020 Annual Meeting. This Proxy Statement describes the matters proposed to be voted on at the 2020 Annual Meeting, including:

(1)	the election of directors;
(2)	the ratification of the Audit Committee’s selection of KPMG as the Company’s independent registered public accounting firm for 2020;
(3)	the non-binding, advisory approval of the Company’s executive compensation (“say-on-pay”); and
(4)	such other business as may properly come before the 2020 Annual Meeting.
The approximate date of making these proxy materials available to you is April 22, 2020.
Q.	Why did I receive a notice regarding the Internet availability of the proxy materials instead of a paper copy of the proxy materials?
A.
In accordance with SEC rules and regulations, instead of mailing a printed copy of our proxy materials to all stockholders entitled to vote at our 2020 Annual Meeting, we are making the proxy materials and our 2019 Annual Report available to our stockholders on the Internet. On or about April 22, 2020, we are sending to our stockholders the Internet Notice.

The Internet Notice contains instructions on how stockholders may access and review our proxy materials and our 2019 Annual Report on the Internet and vote electronically, as well as instructions on how stockholders can request a paper copy of our proxy materials, including the 2020 Proxy Statement, the 2019 Annual Report and a form of proxy card. Unless you already had a request for paper copies on file with our transfer agent or your broker, you will not receive a printed copy of the proxy materials. Instead, the Internet Notice will instruct you as to how you may access and review the proxy materials and submit your vote on the Internet. If you would like to receive a printed copy of the proxy materials, please follow the instructions in the Internet Notice.
Important Notice Regarding the Availability of Proxy Materials for the June 4, 2020 Annual Stockholders’ Meeting:
Our 2020 Proxy Statement, the Notice of Annual Stockholders’ Meeting and our 2019 Annual Report are available at www.proxyvote.com and at www.revloninc.com. Stockholders may also vote their shares at www.proxyvote.com.
Q.	How can I request paper copies of proxy materials?
A.
You will not receive a printed copy of the proxy materials unless you request them. There is no charge imposed by the Company for paper copies. To request paper copies, stockholders can: (i) go to www.proxyvote.com and follow the instructions; (ii) call 1-800-579-1639; or (iii) send an email to sendmaterial@proxyvote.com. If you request materials by email, send a blank email with your Control Number(s) that are located in the subject line of the Internet Notice. To facilitate timely delivery, please make your paper copy request no later than May 21, 2020.

Q.	When and where is the 2020 Annual Meeting?
A.
The 2020 Annual Meeting will be held at 10:00 a.m., Eastern Time, on Thursday, June 4, 2020, at Revlon’s Research Center at 2121 Route 27, Edison, New Jersey 08818. While we currently intend to hold our 2020 Annual Meeting in person at this location, we are actively monitoring the COVID-19 pandemic and we are sensitive to the health and travel concerns of our stockholders and the regulations, protocols and other requirements that federal, state and local governments have imposed, or may in the future impose, in response to the COVID-19 pandemic. Accordingly, under these circumstances, we may determine that it is not practicable to hold our 2020 Annual Meeting in person. If so, as soon as practicable (by means of a press release and/or on our website at https://investors.revlon.com/proxy-statements), we will announce alternative arrangements for the 2020 Annual Meeting, which may include holding a virtual meeting solely by means of remote communications at http://www.virtualshareholdermeeting.com/REV2020. If our 2020 Annual Meeting is held in a virtual meeting format at

http://www.virtualshareholdermeeting.com/REV2020, you will need to enter your Control Number(s) listed on your Internet Notice or proxy card in order to be admitted to the 2020 Annual Meeting, and you will be able to vote or ask questions by following the instructions available on the meeting website during the 2020 Annual Meeting.
Q.	What is the purpose of the 2020 Annual Meeting?
A.	At the 2020 Annual Meeting, the Company’s stockholders will act upon the following matters set forth in the Notice of Annual Stockholders’ Meeting:
•
the election of the following director nominees to the Company’s Board of Directors to serve until the next annual stockholders’ meeting and until such directors’ successors are elected and shall have been qualified: Ronald O. Perelman (Chairman), Ambassador Nicole Avant, E. Scott Beattie, Alan Bernikow, Kristin Dolan, Mitra Hormozi, Ceci Kurzman, Victor Nichols, Debra Perelman, Paul Savas, Barry F. Schwartz, Jonathan Schwartz and Cristiana Falcone Sorrell. If any nominee is unable or declines unexpectedly to stand for election as a director at the 2020 Annual Meeting, the Board of Directors may by resolution provide for a lesser number of directors or designate substitute nominees and proxies will be voted for any such substitute nominee;

•	the ratification of the Audit Committee’s selection of KPMG as the Company’s independent registered public accounting firm for 2020;
•	the non-binding, advisory approval of the Company’s executive compensation (“say-on-pay”); and
•	the transaction of such other business as may properly come before the 2020 Annual Meeting.
Q.	What are the voting recommendations of the Board?
A.	The Board recommends the following votes:
•	FOR each of the director nominees;
•	FOR the ratification of the Audit Committee’s selection of KPMG as the Company’s independent registered public accounting firm for 2020; and
•	FOR the non-binding, advisory approval of the Company’s executive compensation.
Q.	What is the difference between holding shares as a stockholder of record and as a beneficial owner?
A.
Many holders of Revlon Common Stock hold such shares through a broker or other nominee (i.e., as a beneficial owner), rather than directly in their own name (i.e., as a stockholder of record). As summarized below, there are some distinctions between shares held of record and those owned beneficially.

•
Stockholder of Record. If your shares are registered in your name with the Company’s transfer agent, American Stock Transfer Company, as of 5:00 p.m., Eastern Time, on the April 8, 2020 record date, you are considered the stockholder of record with respect to those shares, and the Company is making these proxy materials available, electronically or otherwise, directly to you. As the stockholder of record, you have the right to grant your voting proxy directly to the Company or to a third party, or to vote in person at the 2020 Annual Meeting. The Company has made available a proxy card or electronic voting that stockholders can use to vote.

•
Beneficial Owner. If your shares are held in a brokerage account or by another nominee as of 5:00 p.m., Eastern Time, on the April 8, 2020 record date, you are considered the beneficial owner of shares held in “street name,” and the Company is making these proxy materials available, electronically or otherwise, to your broker, nominee or trustee. These intermediaries should forward these materials to you.

Q.	How do I vote?
A.	You may vote using one of the following methods:
•
Internet. To vote through the Internet, go to www.proxyvote.com and follow the steps on their secure website. You should have your Internet Notice or your proxy card available, as you will need to reference your assigned Control Number(s). You may vote on the Internet up until 11:59 p.m. Eastern Time on June 3, 2020, which is the day before the June 4, 2020 Annual Meeting. If you vote by the Internet, you do not need to return your proxy card, although you can use it later to change your Internet vote.

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Telephone. You may vote by telephone by calling the toll-free number on your proxy card up until 11:59 p.m., Eastern Time, on June 3, 2020 and following the pre-recorded instructions. You should have your Internet Notice or your proxy card available when you call, as you will need to reference your assigned Control Number(s). If you vote by telephone, you do not need to return your proxy card, although you can use it later to change your telephone vote.

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Mail. If you receive paper copies of the proxy materials by mail, you may vote by mail by marking your proxy card, dating and signing it, and returning it in the postage-prepaid envelope provided, or to Vote Processing (Revlon), c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. You should return your completed proxy card so that Broadridge receives it prior to the closing of the voting polls for the June 4, 2020 Annual Meeting.

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In Person. You may vote your shares in person by attending the 2020 Annual Meeting and submitting a valid proxy at the meeting. If you are a “registered owner” or “record holder” (i.e., you are listed as a stockholder on the books and records of our transfer agent), you may vote in person by submitting your proxy card or casting a ballot furnished by the Company at the 2020 Annual Meeting prior to the closing of the polls. If you are a “beneficial owner” (i.e., your shares are held by a nominee, such as a bank or broker or in “street name”), you may not vote your shares in person at the 2020 Annual Meeting unless you obtain and present to the Company an original legal proxy from your bank or broker authorizing you to vote the shares. Copies and “Requests for Admission” will not be accepted.

•
Voting, Generally. All shares that have been voted properly by an unrevoked proxy will be voted at the 2020 Annual Meeting in accordance with your instructions. In relation to how your proxy will be voted, see “How will my proxy be voted?” below.

If you are a “beneficial owner” because your brokerage firm, bank, broker-dealer or other similar organization is the holder of record of your shares (i.e., your shares are held in “street name”), you will receive instructions on how to vote from your bank, broker or other record holder. You must follow these instructions in order for your shares to be voted. Your broker is required to vote those shares in accordance with your instructions. If you do not give instructions to your broker, the broker may vote your shares only with respect to Proposal No. 2 (Ratification of the Audit Committee’s selection of the Company’s independent registered public accounting firm), which is considered a “routine” matter, but not with respect to Proposal No. 1 (Election of Directors) or Proposal No. 3 (“say-on-pay”).
Q.	How are broker non-votes counted?
A.
A broker non-vote occurs when shares held by a broker are not voted with respect to a particular proposal because the broker does not have discretionary authority to vote on the matter and has not received voting instructions from its clients. If your broker holds your shares in its name and you do not instruct your broker how to vote, your broker will only have discretion to vote your shares on “routine” matters. Where a proposal is not “routine,” a broker who has not received instructions from its clients does not have discretion to vote its clients’ uninstructed shares on that proposal. At the 2020 Annual Meeting, only Proposal No. 2 (Ratification of the Audit Committee’s selection of the Company’s independent registered public accounting firm) is considered a routine matter. Your broker will therefore not have discretion to vote on Proposal No. 1 (Election of Directors) or Proposal No. 3 (“say-on-pay”), which are “non-routine” matters, absent direction from you, and such broker non-votes will have no effect on the approval of these proposals.

Still, as there is at least one “routine” matter up for consideration at the 2020 Annual Meeting, broker non-votes will be counted towards determining whether or not a quorum is present.
Q.	Who can vote?
A.
The only stockholders who are entitled to vote are: (1) stockholders of record of Revlon Common Stock (which is the only outstanding class of the Company’s voting capital stock) at 5:00 p.m., Eastern Time, on April 8, 2020, the record date for the 2020 Annual Meeting; and (2) those who have been granted and present an original, signed, valid legal proxy in appropriate form from a holder of record of Revlon Common Stock as of 5:00 p.m., Eastern Time, on April 8, 2020. Each share of Revlon Common Stock is entitled to one vote.

Q.	How will my proxy be voted?
A.
When properly submitted to us, and not revoked by you, your proxy will be voted in accordance with your instructions. If you sign and return your proxy card without indicating how you would like your shares to be voted, the persons designated by the Company as proxies will vote in accordance with the recommendations of the Board of Directors, as follows: (1) FOR Proposal No. 1 (Election of Directors); (2) FOR Proposal No. 2 (Ratification of the Audit Committee’s selection of KPMG as the Company’s independent registered public accounting firm for 2020); and (3) FOR Proposal No. 3 (“say-on-pay”).
Although we are not aware of any other matter that will be properly presented at the 2020 Annual Meeting, if any other matter is properly presented, the persons designated by the Company as proxies may vote on such matters in their discretion.
Q.	Can I change or revoke my vote?
A.	Yes. If you are a stockholder of record, you can change or revoke your vote at any time before it is voted at the 2020 Annual Meeting by:
•
executing and delivering a proxy bearing a later date, which must be received by the Company’s Secretary at One New York Plaza, 50th Floor, New York, NY 10004, Attention: Michael T. Sheehan or via email at michael.sheehan@revlon.com, before the original proxy is voted at the 2020 Annual Meeting;

•	filing a written revocation or written notice of change, as the case may be, which must be received by the Company’s Secretary, before the original proxy is voted at the 2020 Annual Meeting; or
•	attending the 2020 Annual Meeting and voting in person.
If you are a beneficial owner, please follow the voting instructions sent to you by your broker, trustee or nominee to change or revoke your vote.
To revoke a vote previously submitted electronically through the Internet or by telephone, you may simply vote again at a later date, using the same procedures, in which case the later submitted vote will be recorded and the earlier vote revoked.
Q.	What if I am a participant in the Revlon 401(k) Plan?
A.
This Proxy Statement is being furnished to you if Revlon Common Stock is allocated to your account within the 401(k) Plan. The trustee of the 401(k) Plan, as the record holder of the Company’s shares held in the 401(k) Plan, will vote the shares allocated to your account under the 401(k) Plan in accordance with your instructions. If the trustee of the 401(k) Plan does not otherwise receive voting instructions for shares allocated to your 401(k) Plan Account, the trustee, in accordance with the 401(k) Plan trust agreement, will vote any such shares in the same proportion as it votes those shares allocated to 401(k) Plan participants’ accounts for which voting instructions were received by the trustee.

401(k) Plan participants must submit their voting instructions to the trustee of our 401(k) Plan in accordance with the instructions included with the proxy card or Internet Notice so that they are received by 11:59 p.m. Eastern Time on May 29, 2020 to allow the trustee time to receive such voting instructions and vote on behalf of participants in the 401(k) Plan. Voting instructions received from 401(k) Plan participants after this deadline, under any method, will not be considered timely and will be voted by the trustee at the 2020 Annual Meeting in the manner described in the previous paragraph.
Q.	Who can attend the 2020 Annual Meeting?
A.
Anyone who was a stockholder of the Company as of 5:00 p.m., Eastern Time, on April 8, 2020, the record date for the 2020 Annual Meeting, and who provides the necessary identification materials referred to earlier in this Proxy Statement may attend the 2020 Annual Meeting. Directions to the location of the 2020 Annual Meeting are available on various Internet travel sites, or you may seek assistance from the Company when pre-registering.

To attend the 2020 Annual Meeting, please follow these instructions:
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If you were a stockholder of record on the April 8, 2020 record date, check the appropriate box on the proxy card indicating that you plan on attending the 2020 Annual Meeting. If you vote on the Internet, please indicate that you will attend the 2020 Annual Meeting when prompted during the voting process. Please present at the 2020 Annual Meeting a government-issued form of picture identification, such as a driver’s license or passport.

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To be admitted to the 2020 Annual Meeting if you are a beneficial owner whose shares are held in a brokerage account or by another nominee, please present at the 2020 Annual Meeting a government-issued form of picture identification, such as a driver’s license or passport, as well as original proof of your ownership of shares of Revlon Common Stock as of 5:00 p.m., Eastern Time, on the April 8, 2020 record date. As noted, you will need to present original evidence of your stock ownership, such as an original of a legal proxy from your bank or broker or your brokerage account statement, demonstrating that you held shares of Revlon Common Stock in your account as of 5:00 p.m., Eastern Time, on the April 8, 2020 record date. “Requests for Admission” will not be accepted. If you did not already return it to your bank or broker, you must also present an original voting instruction form issued by your bank or broker, demonstrating that you held shares of Revlon Common Stock in your account as of 5:00 p.m., Eastern Time, on the April 8, 2020 record date.

In order to ensure the safety and security of our meeting attendees, packages and bags may be inspected and may have to be checked and, in some cases, may not be permitted. We thank you in advance for your cooperation with these security measures.
Q.	Should I pre-register for the 2020 Annual Meeting?
A.
In order to expedite the admission registration process required for you to enter the 2020 Annual Meeting, we encourage stockholders to pre-register by phone. Stockholders should pre-register by calling Kassi Mettler, Legal Assistant, at (925) 808-5802, Monday through Friday from 9:00 a.m. through 5:00 p.m., Eastern Time, up until 10:00 a.m., Eastern Time, on Wednesday, June 3, 2020 (the day prior to the 2020 Annual Meeting). Stockholders pre-registering by phone will be admitted to the 2020 Annual Meeting by presenting a government-issued picture identification and, if your shares are held in a brokerage account or by another nominee, original evidence of your ownership of shares of Revlon Common Stock as of the April 8, 2020 record date.

Q.	Can I bring a guest to the 2020 Annual Meeting?
A.
Yes. If you plan to bring a guest to the 2020 Annual Meeting, please provide us with advance notice of that pursuant to the pre-registration procedures noted above. When you go through the registration area at the 2020 Annual Meeting, please be sure your guest is with you. Guests must also present a government-issued picture identification to gain access to the 2020 Annual Meeting. We reserve the right to limit guest attendance due to space limitations.

Q.	Can I still attend the 2020 Annual Meeting if I have previously voted or returned my proxy?
A.	Yes. Attending the 2020 Annual Meeting does not revoke a previously submitted valid proxy. See, “Can I Change or Revoke My Vote?” above.
Q.	What shares are covered by my proxy card or electronic voting form?
A.
The shares covered by your proxy card or electronic voting form represent all of the shares of Revlon Common Stock that you own in the account referenced on the proxy card. Any shares that may be held for your account by the 401(k) Plan or another account will be represented on a separate proxy card and/or by a separate Control Number.

Q.	What does it mean if I get more than one proxy card?
A.	It means you have multiple accounts at our transfer agent and/or with banks or stockbrokers. Please vote all of your shares.

DISTRIBUTION OF PROXY MATERIALS; COSTS OF DISTRIBUTION AND SOLICITATION; INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON
The accompanying form of proxy is being solicited on behalf of the Company’s Board of Directors. The Company will bear all costs in connection with preparing, assembling and furnishing this Proxy Statement and related materials. Such costs include reimbursing banks, brokerage houses and other custodians, nominees, agents and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to stockholders. The Company engaged Broadridge to assist it in distributing and hosting on the Internet proxy materials and providing Internet and telephone voting for the 2020 Annual Meeting. The estimated fee for Broadridge’s services is approximately $10,000, plus out-of-pocket expenses, such as postage.
The Company’s NEOs receive compensation, including base salary, annual bonuses, LTIPs, restricted stock and other fringe benefits, as described under the “Executive Compensation” portion of this 2020 Proxy Statement.
HOUSEHOLDING OF STOCKHOLDER MATERIALS
Some banks, brokers and other nominee record holders may be participating in the practice of “householding” stockholder materials, such as proxy statements, information statements and annual reports. This means that only one copy of our Internet Notice or proxy materials may have been sent to multiple stockholders in your household, if any. We will promptly deliver a separate copy of our Internet Notice or the 2020 proxy materials to you if you contact us at: Revlon, Inc., Investor Relations Department, One New York Plaza, New York, NY 10004, at (212) 527-4040; or our proxy distributor at the following address: Broadridge, 51 Mercedes Way, Edgewood, NY 11717, at 1-866-540-7095.
If you want to receive separate copies of the stockholder materials in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address. In the interest of reducing costs and promoting environmental responsibility, we encourage our stockholders to review electronic versions of our proxy materials, via the Internet.
SUBMISSION OF STOCKHOLDER PROPOSALS
Stockholder proposals intended for inclusion in next year’s proxy statement pursuant to Rule 14a-8 under the Exchange Act must be received by the Company’s Secretary, at Revlon, Inc., One New York Plaza, 50th Floor, New York, NY 10004, attention: Michael T. Sheehan or via email at michael.sheehan@revlon.com, no later than December 23, 2020 (provided, however, if the date of the 2020 annual stockholders’ meeting is changed by more than 30 days from the date of the 2020 Annual Meeting, then the Company will inform stockholders of a new deadline, which shall be a reasonable time before the Company begins to print and send its proxy materials). The Company’s By-laws require that stockholder proposals made outside of Rule 14a-8 (i.e., proposals that are not to be included in the proxy statement, but to be otherwise considered at the annual stockholders’ meeting) must comply with the requirements of Article II, Section 3 of the Company’s By-laws and in the case of the 2021 annual stockholders’ meeting, must be received by the Company’s Secretary by no earlier than March 6, 2021 and by no later than April 5, 2021 (provided, however, that if the 2021 annual stockholders’ meeting is called for a date that is not within 30 days before or after the 1-year anniversary of the 2020 Annual Meeting date, the stockholder’s notice, in order to be timely, must be received by the Company’s Secretary not later than the close of business on the 10th day following the earlier of the day on which such notice of the date of the 2021 annual stockholders’ meeting is mailed or such public disclosure of the date of the 2021 annual stockholders’ meeting is made).
VOTING THROUGH THE INTERNET OR BY TELEPHONE
Our stockholders voting through the Internet or telephone should understand that there may be costs associated with such voting methods, such as usage charges from Internet access providers or telephone companies, which must be borne by the stockholder. To vote by telephone if you are a stockholder of record of our voting capital stock as of the Record Date, call toll free 1-800-690-6903 and follow the instructions provided by the recorded message. To vote by telephone if you are a beneficial owner of our voting capital stock as of the April 8, 2020 Record Date (i.e., your shares are held in a brokerage account or by another nominee), call the toll free number listed on your voting instruction form or follow the instructions provided by your broker. To vote through the Internet, log on to the Internet and go to www.proxyvote.com and follow the steps on the secure website. In either case, you should have your Control Number(s) listed on your Internet Notice or proxy available for voting.

ADDITIONAL INFORMATION
The Company will provide stockholders with a copy of its Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed with the SEC on March 12, 2020, including financial statements and financial statement schedules, without charge, upon written request to the Company’s Secretary, at Revlon, Inc., One New York Plaza, 50th Floor, New York, NY 10004, attention: Michael T. Sheehan (or via email to michael.sheehan@revlon.com). To ensure timely delivery of such documents prior to the 2020 Annual Meeting, any request should be sent to the Company promptly.
For your convenience, please note that current electronic printable copies of the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as well as a copy of our Internet Notice and this Proxy Statement, are available on the Company’s website at www.revloninc.com under the heading “Investors - Filings & Reports - SEC Filings”, as well as the SEC’s website at www.sec.gov through the Filings and Forms (EDGAR) pages. In addition, electronic printable copies of the Corporate Governance Guidelines, Board Guidelines for Assessing Director Independence, Code of Conduct and Business Ethics, Audit Committee Pre-Approval Policy and the current charters of the Audit Committee and Compensation Committee are available at www.revloninc.com under the heading “Investors - Corporate Governance.” Any person wishing to receive an electronic copy of the Company’s 2019 Form 10-K, without charge, may send an email making such a request and including a return email address to michael.sheehan@revlon.com (note that the Company’s ability to respond may be subject to file size limitations imposed by Internet service providers and e-mail services).
OTHER BUSINESS
Management does not intend to present any other items of business at the 2020 Annual Meeting and is not aware of any matters other than those set forth in this Proxy Statement that will be presented for action at the 2020 Annual Meeting. However, if any other matters properly come before the 2020 Annual Meeting, the persons designated by the Company as proxies may vote the shares of Revlon Common Stock that they represent in their discretion.
By Order of the Board of Directors

Michael T. Sheehan
Senior Vice President, Deputy General Counsel & Secretary
New York, New York
April 22, 2020

ANNEX A
REVLON, INC.
2020 AUDIT COMMITTEE PRE-APPROVAL POLICY
I.	STATEMENT OF PRINCIPLES
The Audit Committee is required to pre-approve the audit and non-audit services performed by the Company’s independent auditor, KPMG LLP (“KPMG LLP” or the “independent auditor”), in order to assure that KPMG LLP’s provision of such services does not impair its independence. Unless a type of service to be provided by the independent auditor is within the pre-approved services and dollar limits set forth in the appendices attached to this Policy, the provision of such service by the independent auditor will require specific pre-approval by the Audit Committee.
The appendices to this Policy describe the Audit Services, Audit-Related Services, Tax Services and All Other Services that have the general pre-approval of the Audit Committee for 2020, as well as the applicable dollar limits for the particular services. The Audit Committee will annually review and pre-approve the services that may be provided by the independent auditor without obtaining specific pre-approval from the Audit Committee. The Audit Committee may revise the list of general pre-approved services from time to time. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent auditor to management.
II.	DELEGATION
The Audit Committee may delegate pre-approval authority to one or more of its members for Audit-Related, Tax Services or All Other Services (each as defined below) to be provided by the independent auditor (but excluding Annual Audit Services referred to in Section III below and prohibited services referred to in Section VII below). Specifically, the Chairman of the Audit Committee may approve services which are not Annual Audit Services referred to in Section III below or prohibited services referred to in Section VII below if the fees as to any applicable project will not exceed $35,000, provided that the independent auditor complies with any applicable rules or requirements of this Policy to document the services to the Audit Committee and to discuss such services with the Audit Committee. The member or members to whom such authority is delegated shall report any pre-approval decisions to the Audit Committee at least quarterly on the services provided by KPMG LLP and the approximate fees paid or payable to KPMG LLP for such services during the preceding quarter, including a report on any services pre-approved during such quarter by the Chairman of the Audit Committee pursuant to this Section II.
III.	AUDIT SERVICES
The terms and fees of the annual Audit Services engagement, including, without limitation, the independent auditor’s services in connection with the audit of the Company’s annual financial statements and internal control over financial reporting and the independent auditor’s review of the Company’s financial statements included in the Company’s quarterly reports on Form 10-Q, are subject to the specific pre-approval of the Audit Committee. Any changes in terms, conditions and fees resulting from changes in audit scope or other matters, if necessary, are also subject to Audit Committee approval.
In addition to the foregoing annual Audit Services engagement, the Audit Committee may grant pre-approval for other Audit Services, which are those services that are normally provided by the independent auditor in connection with statutory and regulatory filings or engagements and other services that generally only the independent auditor reasonably can provide, such as comfort letters, statutory audits, attest services, consents and assistance with and review of documents filed with the SEC. The Audit Committee has pre-approved the other Audit Services listed in Appendix A, provided that such services do not exceed the pre-approved fees set forth on Appendix A. All other Audit Services not listed in Appendix A must be specifically pre-approved by the Audit Committee.
IV.	AUDIT-RELATED SERVICES
Audit-Related Services are assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements or that are traditionally performed by the independent auditor, and in each case which are not covered by the Audit Services described in Section III. Such services could include, among other things, employee benefit plan audits, due diligence related to mergers and acquisitions, accounting consultations and audits in connection with acquisitions, attest services and internal control reviews that are not required by statute and regulation and consultations concerning financial accounting and reporting standards. The Audit Committee believes that the provision of Audit-Related Services does not impair the auditor’s independence, and has pre-approved the Audit-Related Services listed in Appendix B, provided that such services do not exceed the pre-approved fees set forth on Appendix B. All other Audit-Related Services not listed in Appendix B must be specifically pre-approved by the Audit Committee, except to the extent covered by the delegation of authority under Section II above. As to all non-audit internal control services to be provided to the Company, the
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independent auditor must: (1) describe in writing to the Audit Committee the scope of the proposed non-audit internal control service; (2) discuss with the Audit Committee any potential effects on the independent auditor’s independence that could be caused by the independent auditor’s performance of the proposed non-audit internal control service; and (3) document the substance of such discussions with the Audit Committee.
V.	TAX SERVICES
The Audit Committee believes that the independent auditor can provide certain Tax Services to the Company, such as: (i) tax compliance (e.g., preparing original and amended state and federal corporate tax returns, planning for estimated tax payments and preparation of tax return extensions); (ii) tax advice; and (iii) tax planning, without impairing the auditor’s independence. Tax advice and tax planning could include, without limitation, assistance with tax audits and appeals, tax advice related to mergers and acquisitions and employee benefit plans and request for rulings or technical advice from taxing authorities. However, the Audit Committee will not permit the retention of the independent auditor (or any affiliate of the independent auditor) in connection with the provision of any prohibited tax service listed in Exhibit 1 to the Company or its affiliates, as the PCAOB has determined that such prohibited tax services would impair the independent auditor’s independence.
The Audit Committee has pre-approved the Tax Services listed in Appendix C, provided that such services do not exceed the pre-approved fees set forth on Appendix C. All other Tax Services for the Company not listed in Appendix C must be specifically pre-approved by the Audit Committee, except to the extent covered by the delegation of authority under Section II above, provided that the independent auditor complies with any applicable rules and the following requirements to document the applicable Tax Services to the Audit Committee and to discuss such services with the Audit Committee.
As to all Tax Services for the Company, the independent auditor must: (1) describe in writing to the Audit Committee the scope of the proposed Tax Service, the proposed fee structure for the engagement and any agreement between the independent auditor and the Company and its affiliates relating to the proposed Tax Service; (2) describe in writing to the Audit Committee any compensation arrangement or other agreement, such as a referral agreement, a referral fee or fee-sharing arrangement, between the independent auditor or any of its affiliates and any person (other than the Company and its affiliates) with respect to the promoting, marketing or recommending of any transaction covered by the Tax Service; (3) discuss with the Audit Committee any potential effects of the proposed Tax Services on the independent auditor’s independence; and (4) document the substance of such discussions with the Audit Committee.
VI.	ALL OTHER SERVICES
The Audit Committee may grant general pre-approval to those permissible non-audit services classified as All Other Services that it believes are routine and recurring services, and would not impair the auditor’s independence, provided such All Other Services may not include Audit Services referred to in Section III above or prohibited services referred to in Section VII below. The Audit Committee has pre-approved the All Other Services listed in Appendix D, provided that such services do not exceed the pre-approved fees set forth on Appendix D. Permissible All Other Services other than those listed in Appendix D must be specifically pre-approved by the Audit Committee, except to the extent covered by the delegation of authority under Section II above.
VII.	PROHIBITED SERVICES
The Company will not retain its independent auditors for any services that are “prohibited services” as defined by applicable statutes or regulations, as may be in effect from time to time, including, without limitation, those services prohibited by Section 201(a) of the Sarbanes-Oxley Act of 2002 and the SEC’s or the PCAOB’s rules and regulations and such other rules and regulations as may be promulgated thereunder from time to time. Attached to this policy as Exhibit 1 is a list of the SEC’s and PCAOB’s prohibited non-audit services, including prohibited tax services.
VIII.	PRE-APPROVAL FEE LEVELS
Pre-approval fee levels for all services to be provided by the independent auditor will be established annually by the Audit Committee. Any services proposed to be provided by the independent auditors during a fiscal year exceeding these levels will require specific pre-approval by the Audit Committee.
IX.	PROCEDURES
Requests or applications to provide services that require specific approval by the Audit Committee may be submitted to the Audit Committee by the independent auditor and any of the Company’s Chief Financial Officer, Chief Accounting Officer and Corporate Controller or General Counsel.
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Appendix A to Annex A
Pre-Approved Audit Services for Fiscal Year 2020
Dated:  November 7, 2019
Service		Total Pre-Approved Annual Fees for Pre-Approved Audit Services: $250,000
1.	Statutory audits or financial audits for subsidiaries of the Company
2.
Services associated with SEC registration statements, periodic reports and other documents filed with the SEC or other documents issued in connection with securities offerings (e.g., comfort letters, consents), and assistance in responding to SEC comment letters

3.
Consultations by the Company’s management as to the accounting or disclosure treatment of transactions or events and/or the actual or potential impact of final or proposed rules, standards or interpretations by the SEC,
FASB, or other regulatory or standard setting bodies

Appendix A

Appendix B to Annex A
Pre-Approved Audit-Related Services for Fiscal Year 2020*
Dated:  November 7, 2019
Service		Total Pre-Approved Annual Fees for Pre-Approved Audit-Related Services: $200,000
1.	Due diligence services pertaining to potential business acquisitions/dispositions
2.	Financial statement audits of employee benefit plans
3.	Agreed-upon or expanded audit procedures related to accounting and/or billing records required to respond to or comply with financial, accounting or regulatory reporting matters
4.	Attest services and internal control reviews not required by statute or regulation
5.	Audit work in connection with liquidations and contract terminations; legal entity dissolution/restructuring assistance; and inventory audits
*The foregoing pre-approval of non-audit internal control services identified on this Appendix B is subject in all cases to compliance with Section IV of this Pre-Approval Policy, including without limitation, compliance with applicable rules to document the services to the Audit Committee and to discuss such services with the Audit Committee.
Appendix B

Appendix C to Annex A
Pre-Approved Tax Services for Fiscal Year 2020*
Dated:  November 7, 2019
Service		Total Pre-Approved Annual Fees for Pre- Approved Tax Services: $675,000
1.	U.S. federal, state and local tax compliance, including, without limitation, review of income, franchise and other tax returns
2.	International tax compliance, including, without limitation, review of income, franchise and other tax returns
3.	U.S. federal, state and local tax advice, including, without limitation, general tax advisory services
4.	International tax advice, including, without limitation, intercompany pricing and advanced pricing agreement services, general tax advisory services and tax audits and appeals services
*The foregoing pre-approval of Tax Services identified on this Appendix C is subject in all cases to compliance with Section V of this Pre-Approval Policy, including without limitation, compliance with applicable rules to document the services to the Audit Committee and to discuss such services with the Audit Committee.
Appendix C

Appendix D to Annex A
Pre-Approved All Other Services for Fiscal Year 2020
Dated:  November 7, 2019
Service	Total Pre-Approved Annual Fees for Pre-Approved All Other Services: $35,000 per project

All Other Services approved by the Chairman of the Audit Committee pursuant to Section II of this policy, provided that the independent auditor complies with any applicable rules and requirements of this Policy to document the services to the Audit Committee and to discuss such services with the Audit Committee (and in each case excluding Audit Services described in Section III and prohibited services described in Section VII).

Appendix D

Exhibit 1 to Annex A
I.	PROHIBITED NON-AUDIT SERVICES
■	Bookkeeping or other services related to the accounting records or financial statements of the audit client
■	Financial information systems design and implementation*
■	Appraisal or valuation services, fairness opinions or contribution-in-kind reports*
■	Actuarial services*
■	Internal audit outsourcing services*
■	Management functions
■	Human resources
■	Broker-dealer, investment adviser or investment banking services
■	Legal services
■	Expert services unrelated to the audit
Each of these prohibited services is subject to applicable exceptions under the SEC’s rules.
*Unless it is reasonable to conclude that the results of these services will not be subject to audit procedures during an audit of the audit client’s financial statements.
II.	PROHIBITED TAX SERVICES
The PCAOB has determined the following services to be “Prohibited Tax Services” for the independent auditor (including any affiliate of the independent auditor, as defined in PCAOB Rule 3501(a)(i)):
♦  any service or product by the independent auditor or any of its affiliates for the Company and its affiliates for a contingent fee or a commission, including any fee established for the sale of a product or the performance of any service pursuant to an arrangement in which no fee would be payable unless a specified finding or result is attained or the amount of the fee is otherwise dependent on the finding or result of such product or service, taking into account any rights to reimbursements, refunds or other repayments that could modify the amount received in a manner that make it contingent on a finding or result (excluding fees where the amount is fixed by courts or other public authorities and is not dependent on a finding or result), or the independent auditor or any of its affiliates receives, directly or indirectly, a contingent fee or commission;
♦  non-audit services by the independent auditor or any of its affiliates for the Company and its affiliates related to marketing, planning or opining in favor of the tax treatment of a “confidential transaction” as defined under PCAOB Rule 3501(c)(i) or an “aggressive tax position transaction” (including, without limitation, any transaction that is a “listed transaction” under applicable U.S. Treasury regulations) that was (i) initially recommended, directly or indirectly, by the independent auditor or another tax advisor with which the independent auditor has a formal agreement or other arrangement related to the promotion of such transactions, and (ii) a significant purpose of which is tax avoidance, unless the proposed tax treatment is at least more likely than not to be allowable under applicable tax laws; and
♦  tax services by the independent auditor or any of its affiliates for persons that serve in a financial reporting oversight role at the Company or its affiliates, including any employee who is in a position to, or does, exercise influence over the contents of the Company’s financial statements or any employee who prepares the financial statements, including, without limitation, the Company’s chief executive officer, president, chief financial officer, chief operating officer, general counsel, chief accounting officer, controller, director of internal audit, director of financial reporting, treasurer or any equivalent position, including for any immediate family member of such employees (being such employee’s spouse, spousal equivalent and dependents), but excluding tax services for: (i) any person who serves in a financial reporting oversight role for the Company or its affiliates solely because such person serves as a member of the Board of Directors, the Audit Committee, any other Board committee or similar management or governing body of the Company or its affiliates (in each case who do not otherwise occupy an employment position in a financial oversight role); (ii) any person serving in a financial reporting oversight role at the Company or its affiliates only because of such person’s relationship to an affiliate of the Company if such affiliate’s financial statements (1) are not material to the Company’s consolidated financial statements or (2) are audited by an auditor other than the Company’s independent auditor or its associated persons; and (iii) employees who were not in a financial reporting oversight role for the Company or its affiliates before a hiring, promotion or other change in employment event and the tax services were provided by the independent auditor or any of its affiliates to such person pursuant to an engagement in process before the hiring, promotion or other change in employment event, provided that such tax services are completed on or before 180 days after the hiring or promotion event.
Last reviewed and updated as of November 7, 2019

REVLON

Revlon, Inc.
Attention: Investor Relations
One New York Plaza
New York, NY 10004

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 06/03/2020 for shares held directly and by 11:59 P.M. ET on 05/29/2020 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 06/03/2020 for shares held directly and by 11:59 P.M. ET on 05/29/2020 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

1. Election of Directors

Nominees

01 Ronald O. Perelman
02 Ambassador Nicole Avant
03 E. Scott Beattie
04 Alan Bernikow
05 Kristin Dolan
06 Mitra Hormozi
07 Ceci Kurzman
08 Victor Nichols
09 Debra Perelman
10 Paul Savas
11 Barry F. Schwartz
12 Jonathan Schwartz
13 Cristiana F. Sorrell

The Board of Directors recommends you vote FOR proposals 2 and 3.

For address change/comments, mark here. ☐
(see reverse for instructions)

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000460631_1 R1.0.1.18

ANNUAL MEETING OF STOCKHOLDERS OF REVLON, INC.
To be held on June 4, 2020 at 10:00 a.m. Eastern Daylight Time (EDT)
at the Revlon Research Center, 2121 Route 27, Edison, NJ 08818

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and Annual Report are available at www.proxyvote.com

REVLON, INC.
Proxy for June 4, 2020 Annual Stockholders' Meeting

CLASS A COMMON STOCK - Proxy for June 4, 2020 Annual Stockholders' Meeting

The undersigned hereby appoints Cari Robinson, Esq. and Michael T. Sheehan, Esq. as proxies, each with the full power to appoint her or his substitute, and hereby authorizes each of them to represent and vote, as designated on the reverse side of this card, all shares of Class A Common Stock of Revlon, Inc. held of record by the undersigned at the close of business on April 8, 2020, at the Annual Stockholders' Meeting to be held at 10:00 A.M. Eastern Daylight Time (EDT) on June 4, 2020 or any postponement or adjournment thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THIS PROXY WILL BE VOTED AS DIRECTED. IN THE ABSENCE OF DIRECTION, THIS PROXY (IF OTHERWISE VALIDLY SUBMITTED) WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS FOR EACH PROPOSAL, AS SET FORTH IN THE ACCOMPANYING PROXY STATEMENT.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000460631_2 R1.0.1.18